                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                        STAFF BUILDERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                              STAFF BUILDERS, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Staff Builders, Inc., a Delaware corporation (the "Company"), will be held at 1983 Marcus Avenue, Lake Success, New York, on October 26, 1995, at 10:00 A.M. (New York Time) for the following purposes:


        1) To consider and vote upon a plan of recapitalization by which (i) Article FOURTH of the Restated Certificate of Incorporation of the Company would be amended to eliminate the Company's currently authorized 50,000,000 shares of common stock, $.01 par value per share (which are subject to a time phased voting rights plan pursuant to which outstanding shares are entitled to either one vote per share or ten votes per share, depending on how long they have been owned by the same beneficial owner), and to authorize for issuance 50,000,000 shares of Class A Common Stock, $.01 par value per share, and 1,450,000 shares of Class B Common Stock, $.01 par value per share, subject in the case of the Class B Common Stock to adjustment, and (ii) each outstanding share of common stock which is entitled to ten votes per share as of both the record date of the Annual Meeting and the effective date of the recapitalization (assuming for these purposes only that the effective date of the recapitalization is a record date for a meeting of the Company's stockholders) would be reclassified, changed and converted automatically into one share of Class B Common Stock and each other share of outstanding common stock would be reclassified, changed and converted automatically into one share of Class A Common Stock;

        2) To elect two Class B Directors, with each such Class B Director to serve for a three-year term and until his successor is elected and qualified; and

        3) To transact such other business as may properly come before the meeting or any adjournment thereof.


    Only stockholders of record at the close of business on August 28, 1995, are entitled to notice of and to vote at the meeting.


                                          By Order of the Board of Directors,

                                          DAVID SAVITSKY
                                          SECRETARY


September 1, 1995


IMPORTANT:  Whether or  not you  plan to  attend the  meeting in  person, it  is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, you are urged to SIGN, DATE and RETURN the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

                               TABLE OF CONTENTS


                                                                                         PAGE
                                                                                       ---------
SOLICITATION OF PROXIES..............................................................          1

RECORD DATE, OUTSTANDING VOTING SECURITIES, VOTING RIGHTS AND VOTE REQUIRED..........          2

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS..............................          5
RECENT ACQUISITIONS OF COMMON STOCK BY THE COMPANY AND ITS AFFILIATES................          5

PROPOSAL 1 -- PLAN OF RECAPITALIZATION...............................................          6
  THE COMPANY'S EXISTING COMMON STOCK................................................          6
  THE RECAPITALIZATION...............................................................          6
  SPECIAL FACTORS....................................................................          7

    Reasons for the Recapitalization.................................................          7

    Alternatives Considered..........................................................         10
    Effects of Recapitalization on Existing Stockholders.............................         11
    Federal Income Tax Consequences of Recapitalization..............................         12
  INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION...............................         12
  FINANCIAL STATEMENTS AND OTHER INFORMATION.........................................         13
  SURRENDER AND EXCHANGE OF STOCK CERTIFICATES.......................................         14
  VOTE REQUIRED......................................................................         16
OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS.........         16
PROPOSAL 2 -- ELECTION OF CLASS B DIRECTORS..........................................         19
OPERATION OF THE BOARD OF DIRECTORS..................................................         21
COMMITTEES OF THE BOARD..............................................................         22
COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934.....................         22
EXECUTIVE COMPENSATION AND OTHER INFORMATION.........................................         23
  SUMMARY COMPENSATION TABLE.........................................................         23
  OPTION GRANTS TABLE................................................................         24
  AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE.................         25
  EMPLOYMENT AGREEMENTS..............................................................         25

                                                                                         PAGE
                                                                                       ---------
  COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...........         27
    General..........................................................................         27
    Compensation Philosophy..........................................................         27
    Salaries.........................................................................         28
    Annual Bonuses and Incentive Compensation........................................         28
    Stock Option Plans...............................................................         29
    Compensation of Chief Executive Officer..........................................         29
  PERFORMANCE GRAPH..................................................................         30
CERTAIN TRANSACTIONS.................................................................         32
STOCKHOLDER PROPOSALS................................................................         34
SELECTION OF INDEPENDENT ACCOUNTANTS.................................................         34
INCORPORATION BY REFERENCE...........................................................         34
GENERAL..............................................................................         35
EXHIBITS

EXHIBIT A -- Plan of Recapitalization

EXHIBIT B -- The Company's audited consolidated financial statements for the fiscal year ended February 28, 1995.

EXHIBIT C -- The Company's pro forma financial information for the fiscal year ended
             February 28, 1995.

EXHIBIT D -- The Company's unaudited condensed consolidated financial statements for the three months ended May 31, 1995.

                              STAFF BUILDERS, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042


                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


    This Proxy Statement is being mailed to stockholders in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on October 26, 1995, and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. The first date on which this Proxy Statement and accompanying proxy are being sent to stockholders is on or about September 6, 1995.


                            SOLICITATION OF PROXIES

    All shares represented by proxies received pursuant to this solicitation will be voted as instructed. If no instructions are given, the persons named in the accompanying proxy intend to vote (i) for the plan of recapitalization of the Company (the "Plan of Recapitalization") by which (A) Article FOURTH of the Restated Certificate of Incorporation of the Company would be amended to eliminate the Company's currently authorized 50,000,000 shares of common stock, $.01 par value per share (which are subject to a time phased voting rights plan pursuant to which outstanding shares are entitled to either one vote per share or ten votes per share, depending on how long they have been owned by the same beneficial owner) (the "Common Stock"), and to authorize for issuance 50,000,000 shares of Class A Common Stock, $.01 par value per share, and 1,450,000 shares of Class B Common Stock, $.01 par value per share, subject in the case of the Class B Common Stock, to adjustment, and (B) each outstanding share of Common Stock which is entitled to ten votes per share as of both the record date of the Annual Meeting and the effective date of the recapitalization (assuming for these purposes only that the effective date of the recapitalization is a record date for a meeting of the Company's stockholders) would be reclassified, changed and converted automatically into one share of Class B Common Stock and each other share of outstanding Common Stock would be reclassified, changed and converted automatically into one share of Class A Common Stock (the transactions contemplated by the Plan of Recapitalization are hereinafter referred to as the "Recapitalization"), and (ii) for the nominees named herein as Class B Directors of the Company.

    Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted if the stockholder attends the meeting and elects to vote in person.

    The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

    Pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company has filed with the Securities and Exchange Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3, as amended (the "Schedule"), furnishing certain additional information with respect to the Recapitalization. This Proxy Statement does not contain all of the information contained in the Schedule, as permitted by the rules and regulations of the Securities and Exchange Commission. Reference is hereby made to the Schedule for further information with respect to the Company and the Recapitalization. The Schedule may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Room 1204, 219 South Dearborn Street, Chicago, Illinois 60604; and New York Regional Office, 75 Park Place, New York, New York 10007. Copies of the Schedule can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    A copy of the Annual Report of the Company containing financial statements for the year ended February 28, 1995, is included herewith, but is not to be considered part of the proxy soliciting materials.

    The Company's principal executive offices are located at 1983 Marcus Avenue, Lake Success, New York 11042.

                  RECORD DATE, OUTSTANDING VOTING SECURITIES,
                        VOTING RIGHTS AND VOTE REQUIRED


    Only stockholders of record at the close of business on August 28, 1995 (the "Record Date"), will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of the Record Date, 23,666,837 shares of the Company's Common Stock were outstanding, held of record by approximately 946 holders (including brokerage firms holding stock in "street name" and other nominees).


    Each holder of record of Common Stock, except in certain situations, is entitled to ten votes for each share of Common Stock that has been beneficially owned by the current beneficial owner for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such share) prior to the Record Date for the Annual Meeting ("Long-Term Shares"). Each holder of record of a share of Common Stock that has not been beneficially owned by the current beneficial owner for at least such a 48 consecutive calendar month period prior to the Record Date (with certain limited exceptions) is entitled to only one vote per share ("Short-Term Shares"). A change in beneficial ownership of a share of Common Stock is deemed to have occurred whenever there is a change in the person or persons who have direct voting or investment power with respect to such share. Voting and investment power may be held simultaneously by more than one person and shares may have more than one beneficial owner. Any change in the identity of persons who have or share beneficial ownership of shares will normally constitute a change in beneficial ownership. However, no change in beneficial ownership of a share of Common Stock will be deemed to have occurred upon (i) transfer by gift, (ii) transfer by devise, bequest or otherwise through the laws of inheritance or descent, (iii) the substitution of a trustee, guardian, committee of an incompetent, conservator or custodian, (iv) the withdrawal or addition of beneficiaries of a trust or distribution from a trust to the beneficiaries, in each case, under the terms of the trust, or (v) a transfer if the circumstances surrounding it clearly demonstrate that no material change in beneficial ownership has occurred. A holder may own both Long-Term Shares and Short-Term Shares, in which case he will be entitled to ten votes for each Long-Term Share and one vote for each Short-Term Share. Except for the number of votes attached to each, Long-Term Shares and Short-Term Shares are identical in all respects and constitute a single class of stock.

    The Company's Board of Directors has established procedures to determine whether a stockholder's shares of Common Stock are Long-Term Shares or Short-Term Shares. Under the procedures, any share of Common Stock held of record on the Record Date shall be presumed to have been owned beneficially by the holder of record for the period indicated on the transfer books of the Company maintained by the Company's transfer agent (the "Transfer Agent"), except for shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee. These nominee shares shall be presumed to be Short-Term Shares, which presumption may be rebutted by the beneficial owner delivering to the Company, on or before September 5, 1995, a notarized affidavit, executed under penalty of perjury, stating the name of the beneficial owner and the date upon which beneficial ownership was acquired, together with a copy of the confirmation or other appropriate documentation evidencing the transaction in which beneficial ownership was acquired or, in the case of shares held of record by a voting trustee, a certified copy of the voting trust agreement, together with a notarized affidavit of the voting trustee, executed under penalty of perjury, stating the name of the beneficial owner and the date upon which beneficial ownership was acquired.


    Holders claiming that shares are Long-Term Shares by virtue of a gift must deliver to the Company, on or before October 19, 1995, an affidavit of the donor stating, among other things, that (i) the shares were acquired by the donor at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the donor acquired beneficial ownership of such shares) prior to the Record Date, and (ii) the shares were transferred to the donee without any consideration.



    Holders claiming that shares are Long-Term Shares by virtue of transfer by will must deliver to the Company, on or before October 19, 1995, (i) a certified copy of the transferor's will, (ii) the court decree evidencing probate of such will, (iii) a current certificate of letters testamentary, and (iv) a notarized affidavit of the personal representative of the decedent's estate, executed under penalty of perjury, stating that the decedent acquired the shares at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the decedent acquired beneficial ownership of such shares) prior to the Record Date.


    The Board of Directors also has established procedures by which holders may demonstrate that shares are Long-Term Shares if they have been acquired through intestate succession, through distribution from a trust, through divorce, legal separation or annulment of a marriage, or by gift under the Uniform Gifts or Transfers to Minors Act, or if they are shares held by a guardian, committee of an incompetent or conservator or otherwise acquired in a manner in which it is clearly demonstrable that no change in beneficial ownership has occurred.

    ANY HOLDER OF RECORD WHO ACQUIRED RECORD OWNERSHIP OF HIS SHARES LESS THAN 48 CONSECUTIVE CALENDAR MONTHS (DATING FROM THE FIRST DAY OF THE FIRST CALENDAR MONTH ON OR AFTER THE HOLDER ACQUIRED BENEFICIAL OWNERSHIP OF SUCH SHARES) PRIOR TO THE RECORD DATE FOR THE ANNUAL MEETING AND WHO WISHES TO ASSERT THAT NO CHANGE IN BENEFICIAL OWNERSHIP HAS OCCURRED FOR AT LEAST SUCH A 48 CONSECUTIVE CALENDAR MONTH PERIOD PRIOR TO THE RECORD DATE FOR THE ANNUAL MEETING SHOULD OBTAIN A COPY OF THE PROCEDURES BY MAILING A REQUEST TO GENERAL COUNSEL, STAFF BUILDERS, INC., 1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042. The Board of Directors shall make the final determination whether shares are Long-Term Shares or Short-Term Shares.

    New York State requires the approval by the Public Health Council of the New York State Department of Health ("NYPHC") of any change in the "controlling person" of an operator of a licensed health care services agency (an "LHCSA"). Control of an entity is presumed to exist if any person owns, controls or holds the power to vote securities representing 10% or more of the outstanding voting securities or voting rights of such entity. The Company has 16 offices in New York State which are LHCSAs.

    The affirmative vote of a majority of the votes of holders of shares of Common Stock represented at the meeting is necessary for the election of the nominees for Class B Directors. The affirmative vote of a majority of the Long-Term Shares outstanding as of the Record Date, voting as a class, and the Short-Term Shares outstanding as of the Record Date, voting as a class, is necessary for the approval of the Plan of Recapitalization, including the related amendments to the Company's Restated Certificate of Incorporation.


    Holders will not be entitled to exercise appraisal rights in connection with the Recapitalization, nor will holders who object to the Plan of Recapitalization have any special rights available under state law. Under Delaware law, the directors of the Company owe the Company's stockholders a duty of care and a duty of loyalty. The duty of care requires the Company's directors to exercise the care that an ordinarily prudent person would exercise under similar circumstances in approving the Plan of Recapitalization and recommending it to the Company's stockholders for their approval. The duty of loyalty prohibits the directors from using their corporate office to promote the Plan of Recapitalization if they have a financial interest in the Recapitalization and the Recapitalization is not fair to the Company.



    If an objecting stockholder believes that the directors of the Company have breached their duty of care or duty of loyalty in connection with the recommendation or approval of the Plan of Recapitalization, they may bring a shareholder derivative action, if the alleged harm is to the Company, or a direct action, if the alleged harm is to the objecting stockholder independent of the harm to the Company. The Restated Certificate of Incorporation of the Company eliminates the personal liability of the Company's directors for monetary damages for breach of the duty of care and requires the Company to indemnify its directors to the full extent permitted by Delaware law.



    As of the Record Date, the Company's Board of Directors estimates that there are (i) 1,450,000 Long-Term Shares outstanding, of which 824,427 are held by the executive officers and directors of the Company, and (ii) 22,216,837 Short-Term Shares held of record, of which 184,513 are held by the executive officers and directors of the Company. Assuming that the Board of Directors' estimate is correct, the executive officers and directors will control (i) approximately 56.9% of the votes of Long-Term Shares as a class entitled to be cast at the Annual Meeting, (ii) approximately 1.0% of the votes of Short-Term Shares as a class entitled to be cast at the Annual Meeting, and (iii) approximately 23.0% of the total votes entitled to be cast at the Annual Meeting. The executive officers and directors of the Company intend to vote their shares for the approval of the Plan of Recapitalization, including the related amendments to the Company's Restated Certificate of Incorporation, and for the election of the nominees for Class B Directors. To the knowledge of the Company, except as described herein, none of the Company's executive officers, directors or other affiliates, nor any executive officer, director or similar official of any such affiliate, has made a recommendation in support of, or opposed to, the Plan of Recapitalization.


    With respect to abstentions, the shares will be considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as a vote withheld on the election of directors or a vote against such other proposal, as the case may be. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, those shares will not be considered as present at the meeting and entitled to vote in respect of that proposal.

    There is a box on the Proxy card to vote for or against or to abstain on the Plan of Recapitalization, including the related amendments to the Company's Restated Certificate of Incorporation. There is also a box to vote for or to withhold authority to vote for the nominees for Class B Directors, and a line on which the holder may insert the name of either nominee in order to withhold authority to vote for such nominee.

                          MARKET FOR COMMON STOCK AND
                          RELATED STOCKHOLDER MATTERS

    The Company's Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "SBLI". The following table sets forth, for the indicated fiscal periods, the high and low prices for the Company's Common Stock as reported by Nasdaq.

FISCAL YEAR ENDED FEBRUARY 28, 1994                              HIGH        LOW
-------------------------------------------------------------  ---------  ---------
  2nd Quarter................................................  $    3.91  $    2.31
  3rd Quarter................................................       4.38       3.31
  4th Quarter................................................       4.88       3.19


FISCAL YEAR ENDED FEBRUARY 28, 1995
-------------------------------------------------------------
  1st Quarter................................................  $    5.00  $    3.25
  2nd Quarter................................................       3.69       2.63
  3rd Quarter................................................       3.50       2.88
  4th Quarter................................................       4.00       2.88

FISCAL YEAR ENDING FEBRUARY 29, 1996
-------------------------------------------------------------
  1st Quarter................................................  $    4.63  $    3.25

    Since its organization, the Company has not paid any dividends on its shares of Common Stock. The Company anticipates that for the foreseeable future all earnings will be retained for use in its business and, accordingly, it does not intend to pay cash dividends. In addition, pursuant to a revolving line of credit agreement with a bank, the Company may not declare or pay cash dividends on its Common Stock.

                      RECENT ACQUISITIONS OF COMMON STOCK
                       BY THE COMPANY AND ITS AFFILIATES

    The following table sets forth, for the indicated fiscal periods, (i) the number of shares of Common Stock purchased by the Company and, to the best of the Company's knowledge, its affiliates, (ii) the high and low prices paid for such shares of Common Stock, and (iii) the average price paid for such shares of Common Stock.

                                                 NUMBER OF
                                                  SHARES
FISCAL YEAR ENDED FEBRUARY 28, 1994              PURCHASED    HIGH PRICE    LOW PRICE   AVERAGE PRICE
---------------------------------------------  -------------  -----------  -----------  -------------
  1st Quarter................................             0       --           --            --
  2nd Quarter................................             0       --           --            --
  3rd Quarter................................             0       --           --            --
  4th Quarter................................             0       --           --            --


FISCAL YEAR ENDED FEBRUARY 28, 1995
---------------------------------------------
  1st Quarter................................        20,000    $    1.75    $    1.75     $    1.75
  2nd Quarter................................             0       --           --            --
  3rd Quarter................................       978,774    $    3.06    $    2.90     $    2.90
  4th Quarter................................             0       --           --            --

FISCAL YEAR ENDING FEBRUARY 29, 1996
---------------------------------------------
  1st Quarter................................     1,159,467    $    4.19    $    1.93     $    2.73


    In addition, on June 13, 1995, Cynthia Nye, Senior Vice President, Corporate Support of a principal subsidiary of the Company, exercised options to acquire 15,000 shares of Common Stock at $3.00 per share and options to acquire 12,000 shares of Common Stock at $2.19 per share. Ms. Nye sold the shares of Common Stock acquired upon exercise of these options on June 16, 1995 at a price of $4.31 per share. On May 19, 1995, Donald Meyers, a director of the Company, purchased 200 shares of Common Stock at $3.94 per share.

                     PROPOSAL 1 -- PLAN OF RECAPITALIZATION

THE COMPANY'S EXISTING COMMON STOCK


    The Restated Certificate of Incorporation of the Company authorizes the issuance of up to 50,000,000 shares of Common Stock and 10,000 shares of preferred stock, $1.00 par value per share. As of the Record Date, there were 23,666,837 shares of Common Stock, and 666 2/3 shares of Class A Preferred Stock, outstanding.


    The Restated Certificate of Incorporation contains a time phased voting rights plan (the "Voting Rights Plan"). The Voting Rights Plan was adopted by the Company in May 1986. Under the Voting Rights Plan, each holder of record of Common Stock, except in certain situations, is entitled to ten votes for each share of Common Stock that has been beneficially owned by the current beneficial owner for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such share) prior to the record date for a meeting of stockholders ("Long-Term Shares"). Each holder of record of a share of Common Stock that has not been beneficially owned by the current beneficial owner for at least such a 48 consecutive calendar month period prior to the record date (with certain limited exceptions) is entitled to only one vote per share ("Short-Term Shares"). A holder may own both Long-Term Shares and Short-Term Shares, in which case he will be entitled to ten votes for each Long-Term Share and one vote for each Short-Term Share. Except for the number of votes attached to each, Long-Term Shares and Short-Term Shares are identical in all respects and constitute a single class of stock.

THE RECAPITALIZATION

    The Board of Directors (including all of the Company's directors who are not employees of the Company) has unanimously approved the Plan of Recapitalization by which (i) Article FOURTH of the Restated Certificate of Incorporation would be amended (the "Amendment") to eliminate the Voting Rights Plan and the Common Stock and to authorize for issuance 50,000,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 1,450,000 shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), subject in the case of the Class B Common Stock to adjustment as described below, and (ii) upon the filing of the Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock which is a Long-Term Share as of both the Record Date and the Effective Time (assuming for these purposes only that the Effective Time is a record date for a meeting of the Company's stockholders) would be reclassified, changed and converted automatically into one share of Class B Common Stock and each other share of Common Stock would be reclassified, changed and converted automatically into one share of Class A Common Stock. The newly-created Class A Common Stock would be identical in all respects to the Common Stock except that a holder of Class A Common Stock would be entitled to one vote for each share of Class A Common Stock held of record by such holder as of the record date for a meeting of stockholders, regardless of how long the shares have been owned by the beneficial owner of such Class A Common Stock. The newly-created Class B Common Stock would be identical in all respects to the Common Stock and the Class A Common Stock except that (i) a holder of Class B Common Stock would be entitled to ten votes for each share of Class B Common Stock held of record by such holder as of the record date for a meeting of stockholders, regardless of how long the shares have been owned by the beneficial owner of such Class B Common Stock, and (ii) each share of Class B Common Stock will be convertible into one share of Class A Common Stock (and will automatically convert into one share of Class A Common Stock upon any transfer subject to certain limited exceptions). Except as otherwise required by the Delaware General Corporation Law, shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote by the stockholders. A copy of the Plan of Recapitalization is attached to this Proxy Statement as Exhibit A and a copy of the Amendment is attached to the Plan of Recapitalization as Annex 1.

    The Amendment authorizes for issuance 1,450,000 shares of Class B Common Stock, which represents an estimate by the Company's Board of Directors of the number of shares of Class B

Common Stock to be issued in the Recapitalization. Under the Voting Rights Plan (which would be eliminated by the Amendment) the precise number of shares of Class B Common Stock to be issued in the Recapitalization (which will equal the number of shares of Common Stock which are Long-Term Shares at both the Record Date and the Effective Time) cannot be determined with certainty as of the date of this Proxy Statement. The Voting Rights Plan provides that in order for shares of Common Stock to be Long-Term Shares, they must have the same beneficial owner for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to the record date for determining the holders entitled to vote on any matter submitted to a vote by the stockholders. Shares of Common Stock held of record by the current holder for at least such a 48 consecutive calendar month period are presumed to be owned beneficially by the current record holder for such period and are thus Long-Term Shares. However, shares of Common Stock held of record in "street" or "nominee" name are presumed to be owned beneficially by the current beneficial owner for less than such a 48 consecutive calendar month period and are thus presumed to be Short-Term Shares. This latter presumption may be rebutted by presentation to the Company of evidence (in accordance with procedures established by the Company) that such beneficial owner has had beneficial ownership of such shares for at least the required 48 consecutive calendar month period.

    Because the Company cannot know the number of shares held in "street" or "nominee" name which have been owned beneficially by the same stockholder for at least a 48 consecutive calendar month period (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares), the number of shares of Class B Common Stock to be issued in the Recapitalization cannot be determined precisely. Accordingly, if after the Effective Time, the Company's Board of Directors determines that a number of shares of Class B Common Stock other than 1,450,000 is to be issued in the Recapitalization, then the Company will file a further amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock to the extent that more than 1,450,000 shares are required to be issued in the Recapitalization and to reduce the number of authorized shares of Class B Common Stock to the extent that fewer than 1,450,000 shares are required to be issued in the Recapitalization. A VOTE IN FAVOR OF THE PLAN OF RECAPITALIZATION WILL INCLUDE A VOTE IN FAVOR OF PERMITTING THE BOARD OF DIRECTORS TO FILE AN ADDITIONAL AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ADJUST THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK AS HEREIN PROVIDED.

    It is anticipated that the Effective Time will be the date of the Annual Meeting or as soon thereafter as is reasonably practicable. The Plan of Recapitalization may be abandoned by the Company's Board of Directors at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company.

SPECIAL FACTORS

    REASONS FOR THE RECAPITALIZATION

    The Company's Board of Directors has unanimously approved the Plan of Recapitalization, and unanimously recommends it to the Company's stockholders for their approval, for the following reasons:

        1. NEW YORK PUBLIC HEALTH LAW. The Company is licensed under the New York Public Health Law to operate home care services agencies in the State of New York. Under the New York Public Health Law, no person may become a "controlling person" of an operator of a licensed home care services agency without the prior approval of the New York Public Health Council. A person who controls 10% or more of the voting power of an operator of a licensed home care services agency is presumed to be a "controlling person" of that operator. To date, only the officers and directors of the Company have been approved by the New York Public Health Council as controlling persons of the Company. Failure to comply with the New York Public Health Law may result in fines and other sanctions, including possible forfeiture of the Company's license to operate home care services agencies in New York. The Company operates 16 offices in the State of New York that are home care services agencies. These 16 offices accounted for 14.7% of the Company's revenues during the fiscal year ended February 28, 1995. This revenue would be lost if the Company's license to operate a home care services agency in New York were revoked.

        Because the Common Stock is publicly traded, and much of it is held in "street" or "nominee" name, the Company cannot prevent a person from acquiring 10% of the voting power of the Company and triggering a violation of the New York Public Health Law. Unfortunately, the Voting Rights Plan increases the possibility of a violation of this law. Conceivably, a holder of as little as 1.1% of the Company's outstanding Common Stock could, if such shares are Long-Term Shares, become entitled to cast 10% or more of the outstanding votes at any meeting of stockholders, thereby making such person a "controlling person" of the Company under the New York Public Health Law. Unless prior approval of the New York Public Health Council were obtained, such stockholder would cause a violation of the New York Public Health Law.

        The Voting Rights Plan increases the likelihood of an inadvertent violation of the New York Public Health Law and limits the Company's ability to monitor compliance with such law. Under the Voting Rights Plan, the voting power of a stockholder is not merely a function of how many shares he owns, but also a function of how long he has beneficially owned his shares and how long other stockholders have beneficially owned their shares. A stockholder may move back and forth over the 10% voting level even if he refrains from buying and selling shares. Over time, the number of votes a stockholder will be entitled to cast may increase as his shares convert from Short-Term Shares to Long-Term Shares, while the aggregate votes of all stockholders may decrease as holders of Long-Term Shares sell their Common Stock or as the Company repurchases Common Stock. This problem is exacerbated from the Company's perspective because it is unable to determine at any point in time the number of votes attributable to shares of Common Stock held in "street" or "nominee" name.

        The Company believes that there are at least two holders of Short-Term Shares who, beginning in February 1996, when many of their shares convert to Long-Term Shares, will become "controlling persons" for purposes of the New York Public Health Law unless they sell, or otherwise assign their voting rights with respect to, a substantial number of their shares of Common Stock prior to that time. The Company does not believe that such persons have applied to the New York Public Health Council for approval as "controlling persons." Even if such application were made, there can be no assurance that such approval would be obtained in advance of February 1996, if at all.

        Although the Recapitalization would not eliminate the difficulty all operators of licensed home care services agencies with publicly-traded securities have in complying with the voting control limitations of the New York Public Health Law, it would reduce the Company's concerns in two important respects. First, the holders who would otherwise become "controlling persons" in February 1996 (unless between now and then they were to sell a substantial number of their shares) will not become controlling persons because they will receive Class A Common Stock in the Recapitalization. Second, if the Company's outstanding stock represents a fixed number of votes, the possibility of an inadvertent violation of the New York Public Health Law would be greatly diminished. As long as a shareholder owns shares of Class A Common Stock representing less than 10% of the outstanding shares of the Company's common stock of both classes, that shareholder would not have a larger percentage of the voting power and could not become a "controlling person" under the New York Public Health Law based on the "voting power" standard.

        2.  INABILITY  TO USE  POOLING-OF-INTERESTS METHOD.   The Voting  Rights
    Plan precludes the Company from using the pooling-of-interests method of accounting for business combinations.

    Generally, a business combination may be accounted for as a pooling-of-interests if it meets certain specified criteria. A business combination that does not meet all of these specified criteria must be accounted for as a purchase.

        Under the purchase method of accounting, the acquiring corporation must record on its books as goodwill the amount by which the fair value of the consideration paid by the acquiring corporation exceeds the fair value of the net assets acquired, including identifiable intangible assets. Service companies, including home health care agencies, generally have low tangible and identifiable intangible asset values relative to their market value. Therefore, acquisitions of these companies will generally result in the creation of a significant amount of goodwill, which must be amortized by the acquiring corporation over the periods to be benefitted, but in no event more than 40 years. Amortization of goodwill will reduce the acquiring corporation's earnings during the amortization period. Business combinations which are accounted for as a pooling of interests do not result in the creation of goodwill and do not thereby reduce the acquiring corporation's earnings.


        In order to avoid the negative earnings impact resulting from the amortization of goodwill, the Company may prefer to avail itself of the pooling-of-interests method of accounting for certain future business combinations. One of the criteria which must be met in order for an acquiring corporation to account for a business combination as a pooling-of-interests is that the acquiring corporation issue in the business combination only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for the voting common stock of the acquired corporation. The phrase "majority of its outstanding voting common stock" has been interpreted to mean the class of stock having majority control over the issuer for purposes of the accounting literature governing the pooling-of-interests method of accounting. If the Recapitalization is effected, the determination of which class has majority control would be direct and straightforward. However, under the existing Voting Rights Plan, such determination would be based upon holding periods not necessarily known to the Company and which would vary over time, making it impossible to determine accurately whether majority control is held by holders of the Long-Term Shares or the Short-Term Shares. The Company accordingly believes that its Voting Rights Plan does not satisfy this condition for utilizing the pooling-of-interests method of accounting. The Company further believes, however, that this condition would be satisfied if the Plan of Recapitalization were effectuated and shares of Class A Common Stock were issued by the Company in a business combination.


        Under the accounting rules, any change in the equity interests of the voting common stock of a corporation within two years prior to the initiation  of  a  business  combination  will be  presumed  to  be  made in contemplation of a pooling and pooling treatment of such business combination will not be permitted. The Recapitalization would constitute such a change in the equity interest of the voting common stock of the Company. Accordingly, whereas under the Voting Rights Plan the Company cannot, under any circumstances or at any time, account for a business combination using the pooling-of-interests method, if the Recapitalization is consummated such accounting method would be available to the Company for business combinations initiated two years after the approval of the Plan of Recapitalization, provided such business combinations otherwise meet the remaining criteria for use of the pooling-of-interests method.

        3. POTENTIAL ADMINISTRATIVE BURDEN. Under the Voting Rights Plan, shares of Common Stock are Long-Term Shares if they have had the same beneficial owner for at least 48 consecutive calendar months prior to the record date for determining the holders entitled to vote on any matter submitted to a vote by the stockholders. Shares held of record by a holder at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to any such record date are presumed to be owned beneficially by the record holder for such period and are thus Long-Term Shares. Shares held of record on a record date in "street" or "nominee" name are presumed to be owned beneficially by the same beneficial owner for less than such a 48 consecutive calendar month period prior to the record date and are thus presumed to be Short-Term Shares. This latter presumption is rebuttable by presentation to the Company of evidence (in accordance with procedures established by the Company) that a beneficial owner has been the beneficial owner of his shares for at least the required 48 consecutive calendar month period. These procedures are discussed earlier in this Proxy Statement under "RECORD DATE, OUTSTANDING
    VOTING   SECURITIES,  VOTING  RIGHTS  AND   VOTE  REQUIRED".  To  date,  the
    administration of the Voting Rights Plan has not proven burdensome to the Company. However, if, as expected, there is an increase in the number of holders of shares held in "street" or "nominee" name who seek to prove that they have been the beneficial owners of such shares for at least the required 48 consecutive calendar month period, the effort employed by the Company in making determinations whether shares are Long-Term Shares or Short-Term Shares could represent an administrative burden for the Company and require it to incur additional expense.


    ALTERNATIVES CONSIDERED


    The Company is proposing the Plan of Recapitalization at this time because it believes that the risk of a violation of the New York Public Health Law will increase beginning in February 1996 when certain holders who purchased their shares of Common Stock in the Company's 1992 public offering will first become entitled to cast ten votes with respect to those shares. In addition, the Company became aware of its inability to use the pooling-of-interests method of accounting only last year when the issue arose in connection with the Company's acquisition of ATC Services, Inc. The Plan of Recapitalization was originally proposed by the Company's Chairman of the Board at a meeting of the Board of Directors. In order to achieve its goal of eliminating the Voting Rights Plan, the Company's Board of Directors also considered an amendment to the Company's Restated Certificate of Incorporation that would have fixed the voting rights of all holders of Common Stock at one vote per share, no matter how long a share had been beneficially owned by its holder. While this proposal would have enhanced the likelihood that the Company could avail itself of the pooling-of-interest method of accounting for business combinations initiated two years after the implementation of the proposal and eased the anticipated administrative burden associated with the Voting Rights Plan, the Board of Directors rejected the proposal for two reasons.


    First, such a one vote recapitalization would have resulted in actual disenfranchisement of holders of Long-Term Shares (i.e., their existing voting rights would have been reduced). The Board of Directors believed that, because of this disenfranchisement, such a recapitalization was unlikely to be approved by the holders of the Long-Term Shares. The Board of Directors considered a proposal to offer the holders of Long-Term Shares a greater number of one vote shares to encourage such holders to approve the one vote recapitalization. This alternative was rejected, however, because it would be dilutive to holders of Short-Term Shares and have an adverse effect on the Company's earnings per share. The Board of Directors did not consider the payment of a premium to holders of Short-Term Shares that were nearing conversion to Long-Term Share status.


    Second, the Board of Directors believed that a one vote recapitalization would increase the likelihood of a violation of the New York Public Health Law. The Company has one stockholder (not approved as a "controlling person" by the New York Public Health Council) that beneficially owns in excess of 10% of the Company's Common Stock but less than 10% of the Company's voting power due to the existence of the Long-Term Shares. If the additional votes enjoyed by the holders of the Long-Term Shares were eliminated and this stockholder failed to divest itself of a substantial number of shares, the stockholder would own in excess of 10% of the Company's voting power, triggering a violation of the New York Public Health Law. The current executive officers of the Company, who as of the Record Date together beneficially own 822,327 Long-Term Shares with the right to cast 8,233,270 votes, have been approved as "controlling persons" by the New York Public Health Council. Although their continued holding of Long-Term Shares does not eliminate the possibility of a violation of the New York Public Health Law, it does reduce the risk of such a violation.

    EFFECTS OF RECAPITALIZATION ON EXISTING STOCKHOLDERS

    The principal effect of the Recapitalization on existing stockholders of the Company will be to fix the voting rights of the shares of the Company's common stock which they own without regard to the duration of their ownership. Each holder of a share of Class B Common Stock will be entitled to cast ten times the number of votes as may be cast by a holder of a share of Class A Common Stock. Current holders of Short-Term Shares, regardless of how long they have beneficially owned such shares and how long they continue to beneficially own them in the future, will lose their right to become holders of ten vote shares.

    The Board of Directors unanimously recommends the Plan of Recapitalization to the Company's stockholders, despite the effect it will have on current holders of Short-Term Shares, because the Board of Directors believes that the Plan of Recapitalization is fair to the Company's unaffiliated holders of Common Stock and that the benefits of the Plan of Recapitalization described above for all of the Company's stockholders outweigh the burden imposed on the current holders of the Short-Term Shares in losing a possible right to a future increased voting interest in the Company. In particular, the Board of Directors believes that the potential economic harm to the Company that exists by virtue of the provisions of the New York Public Health Law and the potential economic benefit to the Company of being able to use the pooling-of-interests method of accounting weigh heavily in favor of the Plan of Recapitalization. The Board of Directors also believes that the Plan of Recapitalization is procedurally fair to the Company's stockholders, principally due to the requirement for separate approvals by holders of the Short-Term Shares and holders of the Long-Term Shares.

    The Recapitalization will not cause any existing stockholder to suffer any dilution of its economic interest or voting power in the Company. The Recapitalization is also not expected to have any impact on the Company's financial condition beyond the potential future benefits described above. Due to the limited economic impact that the Recapitalization will have on both the Company and its stockholders, neither the Company nor any of its affiliates has commissioned or received any report, opinion or appraisal from an outside party with respect to the Recapitalization. In addition, due to this limited economic impact, the Board of Directors did not consider the following factors customarily considered in analyzing recapitalization proposals with economic consequences: (i) current market prices, (ii) historical market prices, (iii) net book value, (iv) going concern value, (v) liquidation value, and (vi) the purchase price paid for shares of the Common Stock in recent purchases by the Company and its affiliates. The Board of Directors determined that these economic factors were irrelevant to the Plan of Recapitalization and that it was accordingly in the best interests of the Company's stockholders, including the Company's unaffiliated stockholders, to ignore them. No outside director has retained an unaffiliated representative to act solely on behalf of the Company's unaffiliated holders of Common Stock for purposes of negotiating the terms of the Recapitalization or to prepare any report concerning the fairness of such transaction.


    On the Record Date, there were 23,666,837 shares of Common Stock outstanding. Assuming that the Board of Directors' estimate of the number of shares of Class B Common Stock to be issued in the Recapitalization is correct, then there will be 22,216,837 shares of Class A Common Stock issued in the Recapitalization, with the right to cast a total of 22,216,837 votes at any meeting of stockholders, and 1,450,000 shares of Class B Common Stock issued in the Recapitalization, with the right to cast a total of 14,500,000 votes at any meeting of stockholders. Holders of the Class A Common Stock and the Class B Common Stock will thus be entitled to cast approximately 60.5% and 39.5%, respectively, of all votes cast at a meeting of stockholders. Upon the conversion of shares of Class B Common Stock into shares of Class A Common Stock, the percentage of all votes cast by holders of Class B Common Stock will be reduced.


    The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and quoted on the Nasdaq National Market. After the Recapitalization, the Class A Common Stock will be similarly registered under the Exchange Act and quoted on the Nasdaq National Market, while the registration and quotation of the Common Stock, which will no longer be outstanding, will cease. The Company does not intend to have the Class B Common Stock registered under the Exchange Act, quoted on any interdealer quotation system or listed on any stock exchange. At the Effective Time, all outstanding options and warrants to purchase shares of Existing Common Stock will be converted automatically into options and warrants to purchase an equal number of shares of Class A Common Stock. All other terms and conditions of such options and warrants will remain unchanged. The Recapitalization will have no effect on the Company's preferred stock.

    FEDERAL INCOME TAX CONSEQUENCES OF RECAPITALIZATION

    The Company's stockholders should not recognize gain or loss upon the reclassification of Common Stock as Class A Common Stock or Class B Common Stock.

    Each stockholder's tax basis in, and holding period for, his shares of Common Stock prior to implementation of the Recapitalization will carry over to the shares of Class A Common Stock and Class B Common Stock received by him in the Recapitalization. Such tax basis will be reallocated among such shares of Class A Common Stock and Class B Common Stock in proportion to their respective fair market values at completion of the Recapitalization.

    Neither the Class A Common Stock nor the Class B Common Stock received by stockholders pursuant to the Recapitalization will constitute "Section 306 stock" within the meaning of Section 306(c) of the Internal Revenue Code of 1986, as amended (the "Code").

    The above discussion is believed to be a fair and accurate summary of the material Federal income tax consequences to the Company's stockholders with respect to the Recapitalization, based on the current provisions of the Code, applicable regulations thereunder, judicial authority and administrative rulings and practice. The discussion applies only to stockholders who are citizens or residents of the United States and are not foreign corporations and hold their shares as capital assets. Furthermore, state, local or foreign tax consequences of the Recapitalization are not addressed in the discussion. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive. Accordingly, each stockholder should consult his tax advisor concerning the potential tax consequences to such stockholder of the Recapitalization.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

    Based upon their share ownership on the Record Date, Stephen Savitsky, the Company's Chairman, President and Chief Executive Officer, and David Savitsky, the Company's Executive Vice President, Chief Operating Officer, Secretary and Treasurer will receive 342,738 and 378,537 (which includes 1,000 shares of Class B Common Stock to be issued to David Savitsky's wife as trustee for the benefit of their children) shares of Class B Common Stock, respectively, in the Recapitalization. In addition, based upon his share ownership on the Record Date, a former executive officer and director of the Company who has granted to Stephen and David Savitsky a revocable proxy to vote all his shares of Existing Common Stock will receive 101,052 shares of Class B Common Stock in the Recapitalization. Assuming that there are 1,450,000 shares of Class B Common Stock issued in the Recapitalization and no change in the number of outstanding shares of the Company's Existing Common Stock between the Record Date and the Effective Time, Stephen and David Savitsky, together with David Savitsky's wife, individually and as trustee, will have the right, collectively, to cast approximately 22.9% of all votes cast at a meeting of stockholders. Over time, as other holders of Class B Common Stock convert or sell their shares, the voting power of Stephen and David Savitsky may increase. Although after the Recapitalization Stephen and David Savitsky will not, together, have the right to cast a majority of all votes cast at a meeting of stockholders, due to their significant voting power and their positions as executive officers, directors and members of the Executive Committee of the Company's Board of Directors, they may have the ability to elect the entire Board of Directors and generally direct the affairs of the Company.

    Based upon his share ownership on the Record Date, Bernard Firestone, a director of the Company, will be issued 2,100 shares of Class B Common Stock in the Recapitalization (which includes 1,000 shares of Class B Common Stock to be issued to Dr. Firestone's wife). No other executive officer, director or affiliate of the Company, or any of their associates, will receive shares of Class B Common Stock in the Recapitalization. All of the other shares of Common Stock owned beneficially by executive officers, directors and affiliates of the Company will be converted automatically at the Effective Time into an equal number of shares of Class A Common Stock. Assuming that there are 1,450,000 shares of Class B Common Stock issued in the Recapitalization and no change in the number of outstanding shares of the Company's Common Stock between the Record Date and the Effective Time, the Company's executive officers, directors and affiliates will receive in the Recapitalization, or otherwise have the right to vote immediately following the Effective Time, 184,513 shares of Class A Common Stock and 824,427 shares of Class B Common Stock (including the shares of Class B Common Stock to be issued to the wives of David Savitsky and Bernard Firestone, as described above), representing an aggregate of 8,428,783 votes or 23.0% of all of the outstanding votes immediately following the Effective Time. See "Ownership of Securities by Certain Beneficial Owners, Directors and Officers."


    Stephen Savitsky, David Savitsky and Bernard Firestone, as well as other affiliates of the Company, may also benefit from the approval of the Plan of Recapitalization because under the Voting Rights Plan their voting power may be reduced as Short-Term Shares held by non-affiliates of the Company become Long-Term Shares over time. The Plan of Recapitalization will negate this potential dilution of their voting power.

    The consummation of the Recapitalization may have the effect of discouraging takeover bids which holders of Class A Common Stock deem to be in their best interests and perpetuating the Company's existing management. This impediment to takeover bids may have an adverse effect on the price of the Class A Common Stock.

FINANCIAL STATEMENTS AND OTHER INFORMATION

    Set forth as Exhibit B hereto, and made a part hereof, are the Company's audited consolidated balance sheets as of February 28, 1995 and 1994, and the related audited consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended February 28, 1995 (including the notes and schedule thereto and the report of the Company's independent accountants thereon). Set forth as Exhibit C hereto, and made a part hereof, is pro forma financial information of the Company for the year ended February 28, 1995, giving effect to certain acquisitions occurring during such year as if they had occurred at the beginning of such year. Set forth as Exhibit D hereto, and made a part hereof, are the Company's unaudited condensed consolidated balance sheets as of May 31, 1995 and February 28, 1995, and the related unaudited condensed consolidated statements of income and cash flows for the three month periods ended May 31, 1995 and 1994 (including the notes thereto).


    The Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995 (the "Annual Report"), and the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Item 2 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1995 (the "Quarterly Report") are hereby incorporated herein by reference.


    The book value per share of the Company's Common Stock was $2.28 and $2.30 at February 28, 1995 and May 31, 1995, respectively. The Company's ratio of earnings to fixed charges for the years ended February 28, 1995 and 1994, and for the three month periods ended May 31, 1995 and 1994, were 6.63, 2.13, 9.02 and 3.34, respectively. The ratio of earnings to fixed charges represents the ratio of (i) the Company's pretax income from continuing operations for the applicable period to (ii) the total interest expended by the Company during the period.

SURRENDER AND EXCHANGE OF STOCK CERTIFICATES

    At the Effective Time (i) each share of Common Stock which is a Long-Term Share on both the Record Date and the Effective Time (assuming for these purposes only that the Effective Time is a record date for a meeting of the Company's stockholders) automatically will be converted into one share of Class B Common Stock and (ii) each other share of Common Stock will be automatically converted into one share of Class A Common Stock. Promptly after the Effective Time, the American Stock Transfer and Trust Company (the "Transfer Agent") will mail to each record holder of a stock certificate representing shares of Common Stock outstanding immediately prior to the Effective Time instructions and transmittal materials for effecting the surrender of stock certificates representing shares of Common Stock in exchange for replacement certificates representing the number of shares of Class A Common Stock and Class B Common Stock into which such shares of Common Stock have been converted. STOCKHOLDERS ARE REQUESTED NOT TO SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY, AND NOT TO SURRENDER STOCK CERTIFICATES FOR EXCHANGE, UNTIL THEY RECEIVE SUCH TRANSMITTAL MATERIALS FROM THE TRANSFER AGENT.

    After receipt of the transmittal materials from the Transfer Agent, stockholders may complete and return such materials to the Transfer Agent along with the certificate or certificates representing their shares of Common Stock. Upon delivery of such materials and certificates to the Transfer Agent, the stockholder will be entitled to receive a new stock certificate representing the same number of shares of Class A Common Stock or Class B Common Stock, as the case may be, as were represented by the certificate or certificates surrendered to the Transfer Agent. Until surrendered, each stock certificate will represent for all purposes the number of shares of Class A Common Stock or Class B Common Stock into which the shares represented by such certificate were converted at the Effective Time, as determined by the Transfer Agent's records.

    If any new certificate representing shares of Class A Common Stock or Class B Common Stock is to be issued in a name or number of shares other than that in which or in respect of which the surrendered certificate is registered, it will be a condition to such issuance that the person requesting such issuance deliver to the Transfer Agent all documents necessary to evidence and effect such transfer (with signature guarantees) and pay to the Transfer Agent any transfer or other taxes required by reason thereof or establish to the Transfer Agent's satisfaction that such taxes have been paid or are not applicable.

    In the event any certificate representing shares of Common Stock has been lost, stolen or destroyed, the Transfer Agent will issue a new certificate representing the number and class of shares into which the shares represented by such certificate were converted pursuant to the Recapitalization upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed. As a condition precedent to such issuance, the Company may require a bond in such sum as the Company may direct to indemnify the Company against any claim that may be made against the Company with respect to the certificate that is alleged to have been lost, stolen or destroyed.

    In determining whether a record holder of Common Stock at the Effective Time will be entitled to receive shares of Class A Common Stock or Class B Common Stock, the Board of Directors of the Company, or the Transfer Agent acting on behalf of the Board of Directors, will apply the same principles which have been used in determining whether shares are Long-Term Shares or Short-Term Shares for purposes of voting on matters submitted to a vote by the stockholders. Shares held of record by a holder at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to both the Record Date and the Effective Time will be exchanged for an equal number of shares of Class B Common Stock, except that shares held of record at the Effective Time in "street" or "nominee" name will be presumed to be held for less than the required 48 consecutive calendar month period prior to both the Record Date and the Effective Time and, unless such presumption is rebutted as described below, exchanged for an equal number of shares of Class A Common Stock.

    The transmittal materials delivered by the Transfer Agent to each record holder of Common Stock at the Effective Time will indicate the number of shares of Class A Common Stock and Class B Common Stock the holder is entitled to receive in the Recapitalization and will include the provisions established by the Board of Directors of the Company by which a stockholder may establish that he or she has been the beneficial owner of the shares to be exchanged in the Recapitalization for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to both the Record Date and the Effective Time. These provisions are the same as those discussed earlier in this Proxy Statement under "RECORD DATE, OUTSTANDING VOTING SECURITIES, VOTING RIGHTS AND VOTE
REQUIRED" (THE "PROVISIONS"). IF A STOCKHOLDER WISHES TO ASSERT THAT THE TRANSMITTAL MATERIALS OVERSTATE THE NUMBER OF SHARES OF CLASS A COMMON STOCK, AND UNDERSTATE THE NUMBER OF SHARES OF CLASS B COMMON STOCK, ENTITLED TO BE RECEIVED BY SUCH STOCKHOLDER IN THE RECAPITALIZATION, THEN ON OR BEFORE DECEMBER 1, 1995, SUCH STOCKHOLDER MUST DELIVER TO THE GENERAL COUNSEL OF THE COMPANY THE INFORMATION REQUIRED PURSUANT TO THE PROCEDURES TO ESTABLISH BENEFICIAL
OWNERSHIP OF HIS OR HER SHARES FOR AT LEAST 48 CONSECUTIVE CALENDAR MONTHS (DATING FROM THE FIRST DAY OF THE FIRST CALENDAR MONTH ON OR AFTER THE HOLDER ACQUIRED BENEFICIAL OWNERSHIP OF SUCH SHARES) PRIOR TO BOTH THE RECORD DATE AND THE EFFECTIVE TIME. IF SUCH INFORMATION IS NOT FURNISHED TO THE COMPANY'S GENERAL COUNSEL BY DECEMBER 1, 1995, THEN THE ALLOCATION OF THE NUMBER OF SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK TO BE ISSUED TO SUCH STOCKHOLDER AS SET FORTH IN THE TRANSMITTAL MATERIALS WILL BE FINAL AND BINDING ON THE STOCKHOLDER. IF SUCH INFORMATION IS FURNISHED TO THE COMPANY'S GENERAL COUNSEL PRIOR TO DECEMBER 1, 1995, THEN THE BOARD OF DIRECTORS OF THE COMPANY SHALL DETERMINE THE PROPER ALLOCATION OF THE NUMBER OF SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK TO BE ISSUED TO SUCH STOCKHOLDER, WHICH DETERMINATION SHALL BE FINAL AND BINDING.


VOTE REQUIRED


    The affirmative vote of a majority of the Long-Term Shares outstanding as of the Record Date, voting as a class, and the Short-Term Shares outstanding as of the Record Date, voting as a class, is necessary for the approval of the Plan of Recapitalization. As of the Record Date, the executive officers and directors of the Company had the right to vote 184,513 Short-Term Shares. Although the Company has not specifically structured the Recapitalization to require the approval of at least a majority of its unaffiliated stockholders, if the Board of Directors' estimate of the number of shares of Class B Stock to be issued in the Recapitalization is correct, the Short-Term Shares held by the Company's executive officers and directors will represent only approximately 1.0% of the outstanding Short-Term Shares eligible to vote at the Annual Meeting. No other affiliate of the Company holds any Short-Term Shares.


    The Board of Directors recommends that you vote "For" the Plan of Recapitalization.

                 OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL
                         OWNERS, DIRECTORS AND OFFICERS

    The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Common Stock and Class A Preferred Stock by (i) each person known to the Company who beneficially owns more than 5% of any class of voting securities of the Company, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and five other executive officers, and (iv) all directors and executive officers of the Company as a group.

COMMON STOCK


                                                                           AMOUNT AND NATURE
                                                                      OF BENEFICIAL OWNERSHIP (1)
                                                                     ------------------------------
                                                                     NUMBER OF                        PERCENTAGE OF   PERCENTAGE OF
                                                                     LONG-TERM    NUMBER OF SHORT-     OUTSTANDING     OUTSTANDING
NAME OF BENEFICIAL OWNER                                             SHARES (2)    TERM SHARES (3)    SHARES OWNED     VOTES OWNED
-------------------------------------------------------------------  ----------   -----------------   -------------   -------------
Stephen Savitsky (4)...............................................  443,790      1,339,724(5)(6)          7.2%           15.5%
David Savitsky (4).................................................  479,589(7)   1,303,423(6)(8)(9)       7.2%           16.3%
Bernard J. Firestone...............................................    2,100(10)      1,500(11)          *               *
Jonathan J. Halpert................................................    --            --                  --              --
Donald Meyers......................................................    --             1,400              *               *
Gary Tighe.........................................................    --           105,000(12)          *               *
Sharon Hamilton....................................................    --            82,500(13)          *               *
Edward Teixeira....................................................    --            45,300(14)          *               *
Cynthia Nye........................................................    --             8,500(15)          *               *
S Squared Technology Corp. (16)....................................    --         3,181,000               13.4%            8.8%
Horsburgh Carlson Investment Management, Inc. (17).................   67,000      1,323,000                5.9%            5.5%
All executive officers and directors as a group (9 persons)........  824,427      2,648,907(6)(18)        13.3%           28.2%


CLASS A PREFERRED STOCK (19)


                                                                        AMOUNT AND NATURE       PERCENTAGE OF
                                                                          OF BENEFICIAL      OUTSTANDING SHARES
NAME OF BENEFICIAL OWNER (20)                                               OWNERSHIP               OWNED
---------------------------------------------------------------------  -------------------  ---------------------
Stephen Savitsky.....................................................        333 1/3                    50%
David Savitsky.......................................................        333 1/3                    50%
All executive officers and directors as a group (9 persons)..........        666 2/3                   100%

------------------------
*    Less than one percent

(1) "Beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act. In general, a person is treated as the "beneficial owner" of stock under Rule 13d-3 if such person has (or shares) (i) either investment power or voting power over such stock (which may be by means of a contract, arrangement, understanding, relationship or otherwise), or (ii) the right to acquire such stock within 60 days, including by means of the exercise of an option or the conversion of a convertible security. Each beneficial owner's percentage of ownership and percentage of votes is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this table have been exercised. Each beneficial owner's percentage of votes is determined by assuming that any share of Common Stock held of record on the Record Date has been beneficially owned by the holder of record for the period indicated on the Transfer Agent's books for purposes of determining the number of votes to which such share is entitled, except for shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee which are presumed to be entitled to only one vote per share no matter how long they have been held of record (except for 67,000 shares held by Horsburgh Carlson Investment Management, Inc.

     ("HCIM") which HCIM has independently confirmed to the Company are entitled to ten votes per share and 101,052 shares held by Ephraim Koschitzki, a former executive officer and director of the Company, which the Company believes are Long-Term Shares). Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2) Each holder of record of Common Stock, except in certain circumstances, is entitled to ten votes for each share of Common Stock that has been beneficially owned by the current beneficial owner for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such share) prior to the Record Date for any vote. Such shares are referred to as "Long-Term Shares."

(3) Each holder of record of shares of Common Stock that have not been beneficially owned by the current beneficial owner for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to the Record Date (with certain limited exceptions) is entitled to only one vote per share. Such shares are referred to as "Short-Term Shares."

(4)  The  address of  each of  these persons is  c/o Staff  Builders, Inc., 1983
     Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns, except as follows: on November 1, 1991, Ephraim Koschitzki, a former executive officer and director of the Company, granted to Stephen Savitsky and David Savitsky a ten year revocable proxy to vote all shares of Common
     Stock now or hereafter owned of record by him. The Company believes that Mr. Koschitzki beneficially owns 339,492 shares of Common Stock, of which 101,052 are Long-Term Shares and 238,440 are Short-Term Shares. As a result, Stephen Savitsky and David Savitsky have sole voting and investment power with respect to 1,444,022 and 1,443,520 shares of Common Stock, respectively, and they have shared voting power with respect to the 339,492 shares of Common Stock beneficially owned by Mr. Koschitzki.

(5)  Includes options to purchase 250,000 shares of Common Stock under the  1994
     Performance-Based  Stock Option Plan, options to purchase 200,000 shares of
     Common Stock under the 1993 Stock Option Plan, options to purchase  334,000 shares  of Common Stock under the  1986 Non-Qualified Stock Option Plan and options to purchase 214,577 shares of Common Stock under the 1983 Incentive
     Stock Option Plan.

(6) Also includes options to purchase 225,440 and 13,000 shares of Common Stock granted to Ephraim Koschitzki under the 1986 Non-Qualified Stock Option
     Plan and 1983 Incentive Stock Option Plan, respectively, which are subject to the ten year revocable proxy referred to in footnote 4 above.

(7) Includes 1,000 shares of Common Stock held by Mr. Savitsky's wife as trustee for the benefit of their three children. Mr. Savitsky disclaims beneficial ownership of these shares.

(8)  Includes options to purchase 250,000 shares of Common Stock under the  1994
     Performance- Based Stock Option Plan, options to purchase 200,000 shares of
     Common  Stock under the 1993 Stock Option Plan, options to purchase 320,000 shares of Common Stock under the 1986 Non- Qualified Stock Option Plan  and options to purchase 214,577 shares of Common Stock under the 1983 Incentive
     Stock Option Plan.

(9)  Includes  150 shares  of Common  Stock held  by David  Savitsky's wife. Mr.
     Savitsky disclaims beneficial ownership of these shares.

(10) Includes 1,000 shares  of Common Stock  held by Dr.  Firestone's wife.  Dr.
     Firestone disclaims beneficial ownership of these shares.

(11) Includes  options to purchase  1,500 shares of Common  Stock under the 1986
     Non-Qualified Stock Option Plan.

(12) Includes options to purchase 25,000 shares  of Common Stock under the  1994
     Performance-Based  Stock Option Plan, options  to purchase 20,000 shares of
     Common Stock under the 1986 Non-Qualified Stock Option Plan and options  to purchase  60,000  shares of  Common Stock  under  the 1983  Incentive Stock
     Option Plan.

(13) Includes options to purchase 12,500 shares  of Common Stock under the  1994
     Performance-Based  Stock Option Plan, options  to purchase 20,000 shares of
     Common Stock under the 1986 Non-Qualified Stock Option Plan and options  to purchase  50,000  shares of  Common Stock  under  the 1983  Incentive Stock
     Option Plan.

(14) Includes options to purchase 12,500 shares  of Common Stock under the  1994
     Performance-Based  Stock Option Plan, options  to purchase 15,000 shares of
     Common Stock under the 1986 Non-Qualified Stock Option Plan and options  to purchase  17,800  shares of  Common Stock  under  the 1983  Incentive Stock
     Option Plan.

(15) Includes options to purchase  7,500 shares of Common  Stock under the  1994
     Performance-Based Stock Option Plan and options to purchase 1,000 shares of
     Common Stock under the 1986 Non-Qualified Stock Option Plan.

(16) S Squared Technology Corp. ("S Squared"), a registered investment adviser, is located at 515 Madison Avenue, New York, New York 10022. Includes
     3,039,000 shares for which S Squared has sole voting and sole investment power and 142,000 shares for which S Squared has shared voting and sole investment power. The shares are owned by limited partnerships for which S
     Squared is the sole general partner, by advisory clients of S Squared, and by Seymour Goldblatt, the principal of S Squared, and members of his family.

(17) HCIM, a registered investment adviser, is located at 675 Third Avenue,  New
     York, New York 10017. HCIM has shared voting and shared dispositive power with respect to these shares. Such shares are owned by advisory clients of HCIM.

(18) Includes  options to purchase 557,500 shares of Common Stock under the 1994
     Performance-Based Stock Option Plan, options to purchase 400,000 shares of Common Stock under the 1993 Stock Option Plan, options to purchase 711,500 shares of Common Stock under the 1986 Non-Qualified Stock Option Plan and options to purchase 556,954 shares of Common Stock under the 1983 Incentive
     Stock Option Plan.

(19) The  approval of holders of  two-thirds of the shares  of Class A Preferred
     Stock is required to approve certain business combinations with respect to the Company.

(20) Each person has sole power with respect to the voting and investment of the shares which he owns.

                  PROPOSAL 2 -- ELECTION OF CLASS B DIRECTORS

    The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term. Class B is the class whose term will expire at the Annual Meeting. This class consists of two directors, Dr. Bernard J. Firestone and Mr. Donald Meyers, who are nominees of the Board of Directors. Each nominee for Class B Director, if elected by a majority of the votes cast at the Annual Meeting, will serve until the 1998 Annual Meeting and until his successor is elected and qualified. Unless otherwise instructed by the stockholders, it is intended that the shares represented by the proxies in the accompanying form will be voted for such nominees. If either nominee should become unavailable to serve for any reason, which the Board of Directors does not presently anticipate, the proxies will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting, the Board of Directors may reduce the number of directors to eliminate the vacancy for which the unavailable nominee was nominated or the Board of Directors may elect to fill the vacancy at a later date after selecting an appropriate nominee.

    In addition to the Class B Directors, the Board of Directors consists of three other directors. Mr. Stephen Savitsky is a Class C Director whose term expires at the 1996 Annual Meeting and Mr. David Savitsky and Dr. Jonathan J. Halpert are Class A Directors whose terms expire at the 1997 Annual Meeting.

    The Company's By-Laws require that notice of nomination of persons for election to the Board of Directors, other than those made by the Board of Directors, must be submitted in writing to the Secretary of the Company not less than thirty nor more than sixty days prior to the Annual Meeting. The notice must set forth certain information concerning the nominees and the stockholders making the nominations. Also, within the same period, the Secretary of the Company must receive each nominee's written consent to being a nominee and a statement of intention to serve as a director, if elected.

    Each of the nominees for Class B Director named in this Proxy Statement has filed with the Company a written consent to being a nominee and a statement of intention to serve as a director, if elected.

    The following table sets forth as to the nominees for election (shown by an asterisk), each other director and each executive officer: (1) such person's name, business or residence address and citizenship; (2) the year in which such person was first elected (or designated) a director of the Company; (3) biographical information for the last five years; (4) certain other directorships, if any, held by such person; and (5) such person's age.

                                                              PRINCIPAL OCCUPATION DURING THE PAST
                                                               FIVE YEARS, ANY OFFICE HELD IN THE          YEAR FIRST ELECTED
NAME, ADDRESS AND CITIZENSHIP                   AGE            COMPANY AND ANY OTHER DIRECTORSHIPS           AS A DIRECTOR
-------------------------------------------     ---     -------------------------------------------------  ------------------
Stephen Savitsky ..........................     49      A founder of the Company, Mr. Savitky has served          1983
Staff Builders, Inc.                                    as Chairman of the Board, Chief Executive Officer
1983 Marcus Avenue                                      and a Director of the Company since 1983 (and of
Lake Success, New York 11042                            its predecessor from 1978 to 1983), and as
(United States)                                         President of the Company since November 1991. Mr.
                                                        Savitsky is the brother of David Savitsky.

                                                              PRINCIPAL OCCUPATION DURING THE PAST
                                                               FIVE YEARS, ANY OFFICE HELD IN THE          YEAR FIRST ELECTED
NAME, ADDRESS AND CITIZENSHIP                   AGE            COMPANY AND ANY OTHER DIRECTORSHIPS           AS A DIRECTOR
-------------------------------------------     ---     -------------------------------------------------  ------------------
David Savitsky ............................     47      A founder of the Company, Mr. Savitsky has served         1983
Staff Builders, Inc.                                    as Secretary, Treasurer and a Director of the
1983 Marcus Avenue                                      Company since 1983 (and of its predecessor from
Lake Success, New York 11042                            1978 to 1983), as Executive Vice President since
(United States)                                         December 1987 and as Chief Operating Officer
                                                        since April 1991. Mr. Savitsky is the brother of
                                                        Stephen Savitsky.
Jonathan J. Halpert, Ph.D. ................     50      Dr. Halpert was elected a Director by the Board           1983
Camelot Community Residence                             of Directors in August 1987. He previously served
 Program                                                as a Director of the Company from May 1983 until
5 Roosevelt Avenue                                      he resigned from the Board in February 1985. Dr.
Port Jefferson Station, New York                        Halpert is a consultant in the area of
 11776                                                  deinstitutionalization of the mentally retarded
(United States)                                         and Chief Executive Officer of the Camelot
                                                        Community Residence Program.
*Bernard J. Firestone, Ph.D. ..............     46      Dr. Firestone was elected a Director by the Board         1987
Hofstra University                                      of Directors in August 1987. He is an associate
200 Hegar Hall                                          professor of political science at Hofstra
Hempstead Turnpike                                      University where he has been teaching for 19
Hempstead, New York 11550                               years.
(United States)
*Donald Meyers ............................     66      Mr. Meyers was elected a Director by the Board of         1994
R.M.R. Health & Hospital                                Directors in August 1994. He has been an
Management Consultants, Inc.                            Associate Clinical Professor, Health Policy and
160-63 25th Drive                                       Management, and the Director of the Resident and
Flushing, New York 11358                                Fellow Program in administration at New York
(United States)                                         University's Robert W. Wagner Graduate School of
                                                        Public Service, located at 40 W. 4th Street, New
                                                        York, New York 10012, since November 1991. Mr.
                                                        Meyers is also the President and sole director
                                                        and stockholder of RMR Health & Hospital
                                                        Management Consultants, Inc. ("RMR Health"), a
                                                        health care consulting firm, where he has been an
                                                        executive officer, director and stockholder since
                                                        1976. From November 1986 through November 1991,
                                                        Mr. Meyers served as a Special Consultant in
                                                        health care matters to the accounting firm of
                                                        KPMG Peat Marwick, located at 345 Park Avenue,
                                                        New York, New York.

                                                              PRINCIPAL OCCUPATION DURING THE PAST
                                                               FIVE YEARS, ANY OFFICE HELD IN THE          YEAR FIRST ELECTED
NAME, ADDRESS AND CITIZENSHIP                   AGE            COMPANY AND ANY OTHER DIRECTORSHIPS           AS A DIRECTOR
-------------------------------------------     ---     -------------------------------------------------  ------------------
Gary Tighe ................................     46      Mr. Tighe has been Senior Vice President, Finance    Not Applicable
Staff Builders, Inc.                                    and Chief Financial Officer of the Company since
1983 Marcus Avenue                                      April 1991. From June 1990 through April 1991,
Lake Success, New York 11042                            Mr. Tighe was self-employed as a certified public
(United States)                                         accountant.
Sharon E. Hamilton ........................     51      Ms. Hamilton has been Executive Vice President,      Not Applicable
Staff Builders, Inc.                                    Health Care Operations of a principal subsidiary
1983 Marcus Avenue                                      of the Company since February 1995. From November
Lake Success, New York 11042                            1991 until February 1995, Ms. Hamilton served as
(United States)                                         Senior Vice President, Healthcare Operations of a
                                                        principal subsidiary of the Company. From May
                                                        1989 through December 1990, Ms. Hamilton was
                                                        President of Partners In Care, a home health care
                                                        company located at 5 Penn Plaza, New York, New
                                                        York.
Edward Teixeira ...........................     52      Mr. Teixeira has been Senior Vice President,         Not Applicable
Staff Builders, Inc.                                    Franchising of a principal subsidiary of the
1983 Marcus Avenue                                      Company since December 1990. From March 1989 to
Lake Success, New York 11042                            December 1990, he was Vice President, Franchise
(United States)                                         Operations of a principal subsidiary of the
                                                        Company.
Cynthia Nye ...............................     43      Ms. Nye has been Senior Vice President, Corporate    Not Applicable
Staff Builders, Inc.                                    Support of a principal subsidiary of the Company
1983 Marcus Avenue                                      since November 1994. From January 1992 through
Lake Success, New York 11042                            November 1994, Ms. Nye served as Vice President,
(United States)                                         Corporate Support of a principal subsidiary of
                                                        the Company. From 1983 to 1991, Ms. Nye served as
                                                        the Chief Financial Officer of United Cerebral
                                                        Palsy of New York State, a not-for-profit health
                                                        care organization located at 330 West 34th
                                                        Street, New York, New York 10001.

                      OPERATION OF THE BOARD OF DIRECTORS

    The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, certain authority has been delegated to standing committees of the Board.

    Each director who is not an officer or employee of the Company receives a fee of $10,000 per annum for service on the Company's Board of Directors. Directors who are officers or employees of the Company receive no fees for service on the Board.

    The Board of Directors held five meetings and acted by written consent on eleven occasions during the fiscal year ended February 28, 1995.

                            COMMITTEES OF THE BOARD

    The Executive Committee, the Audit Committee and the Compensation and Stock Option Committee are the only standing committees of the Board of Directors. Membership is as follows:

                                                      COMPENSATION
     EXECUTIVE                 AUDIT                AND STOCK OPTION
--------------------  ------------------------  ------------------------
Stephen Savitsky      Bernard J. Firestone      Bernard J. Firestone
David Savitsky        Jonathan J. Halpert       Jonathan J. Halpert
                      Donald Meyers

    The Executive Committee is authorized to exercise all powers of the Board when the Board is not in session, except as to matters upon which action by the Board itself is required.

    The Audit Committee generally assists the Board with respect to accounting, auditing and reporting practices.

    The Compensation and Stock Option Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, it administers the 1983 Incentive Stock Option Plan, 1986 Non-Qualified Stock Option Plan, 1993 Stock Option Plan, 1993 Employee Stock Purchase Plan, 1994 Performance-Based Stock Option Plan and the Teamwork Incentive Program.

    The Executive Committee held five meetings and the Audit Committee held two meetings during the fiscal year ended February 28, 1995. The Compensation and Stock Option Committee acted by written consent on eleven occasions during the fiscal year ended February 28, 1995.

        COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and written representations from its officers and directors that no other reports were required, during the fiscal year ended February 28, 1995, all Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") for services as executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                                                                      -------------
                                                                                                         AWARDS
                                                                        ANNUAL COMPENSATION           -------------
                                                               -------------------------------------   SECURITIES
                                                                                       OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                           YEAR       SALARY       BONUS    COMPENSATION    OPTIONS (#)
--------------------------------------------------  ---------  -----------  ---------  -------------  -------------
Stephen Savitsky..................................    1995     $   372,073  $  16,950       --           1,000,000
 Chairman, President and                              1994     $   330,298     --           --             339,270
 Chief Executive Officer                              1993     $   292,312     --           --             150,000
David Savitsky....................................    1995     $   269,999  $  16,950       --           1,000,000
 Executive Vice President, Chief                      1994     $   240,217     --       $   27,862(1)      339,270
 Operating Officer, Secretary and Treasurer           1993     $   212,591     --       $   27,811(2)      150,000
Sharon E. Hamilton................................    1995     $   174,308  $   8,475       --              50,000
 Executive Vice President,                            1994     $   158,917     --           --              20,000
 Health Care Operations                               1993     $   143,770     --           --              50,000
Gary Tighe........................................    1995     $   139,458  $   8,475       --             100,000
 Senior Vice President, Finance and                   1994     $   128,025     --           --              50,000
 Chief Financial Officer                              1993     $   124,123     --           --              50,000
Edward Teixeira...................................    1995     $   141,639  $   5,085       --              50,000
 Senior Vice President, Franchising                   1994     $   129,159     --           --             --
                                                      1993     $   121,384     --           --              25,000

------------------------
(1) Includes a $13,000 expense allowance and $14,862 for an automobile furnished for David Savitsky's business and personal use.

(2) Includes a $13,000 expense allowance and $14,811 for an automobile furnished for David Savitsky's business and personal use.

OPTION GRANTS TABLE

    The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the fiscal year ended February 28, 1995. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights ("SARs").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS (1)
                                               -------------------------------------------------
                                                NUMBER OF   % OF TOTAL
                                               SECURITIES     OPTIONS
                                               UNDERLYING   GRANTED TO
                                                 OPTIONS     EMPLOYEES    EXERCISE
                                                 GRANTED     IN FISCAL     OR BASE    EXPIRATION     GRANT DATE
NAME                                               (#)         YEAR       PRICE (3)      DATE     PRESENT VALUE (2)
---------------------------------------------  -----------  -----------  -----------  ----------  -----------------
Stephen Savitsky.............................    1,000,000       42.7%        3.136     10/01/04    $   1,567,500
David Savitsky...............................    1,000,000       42.7%        3.136     10/01/04    $   1,567,500
Sharon E. Hamilton...........................       50,000        2.1%        3.136     10/01/04    $      78,375
Gary Tighe...................................      100,000        4.3%        3.136     10/01/04    $     156,750
Edward Teixeira..............................       50,000        2.1%        3.136     10/01/04    $      78,375

------------------------
(1) All options granted to the Named Executive Officers during the last fiscal year were granted on October 1, 1994, under the 1994 Performance-Based Stock Option Plan. The terms of the Plan provide that options are not exercisable during the first six months following the date of grant. The options also are subject to a performance-based condition to exercisability: 25% of the options granted become exercisable if the closing price of the Company's Common Stock exceeds the exercise price of the options by 10% or more for ten consecutive trading days prior to the first anniversary of the date of grant; 50% of the options granted (less any that have previously become exercisable) become exercisable if the closing price of the Company's Common Stock exceeds the exercise price of the options by 20% or more for ten consecutive trading days during the second year following the date of grant; 75% of the options granted (less any that have previously become exercisable) become exercisable if the closing price of the Company's Common Stock exceeds the exercise price of the options by 30% or more for ten consecutive trading days during the third year following the date of grant; and 100% of the options granted (less any that have previously become exercisable) become exercisable if the closing price of the Company's Common Stock exceeds the exercise price of the options by 40% or more for ten consecutive trading days during the fourth year following the date of grant. Options may also become exercisable following a change of control of the Company, the amount depending on when the change of control occurs and the price per share of Common Stock paid to effect the change of control. The performance target for the first year was achieved on February 7, 1995, and accordingly 25% of the options granted to each of the Named Executive Officers became exercisable on April 1, 1995, at the end of the initial six month restricted period.

(2) The values shown were calculated utilizing the Black-Scholes option pricing model and are presented solely for the purpose of comparative disclosure in accordance with certain regulations of the SEC. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, the Company used the following assumptions: (a) expected volatility of 22%; (b) risk-free rate of return of 7.25%; (c) no dividends payable during the relevant period; and (d) exercise at the end of a 10 year period from the date of grant. An adjustment of 25% has been made for the performance-based condition to exercisability described in Footnote 1 above. No adjustment has been made for non-transferability.

(3) Pursuant to the terms of the 1994 Performance-Based Stock Option Plan, the exercise price of options granted to the Named Executive Officers during the last fiscal year was computed on the basis of the average of the closing prices of the Company's Common Stock for the 20 consecutive trading days preceding the granting of the options on October 1, 1994.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

    The following table provides information concerning the number and value of stock options exercised during the fiscal year ended February 28, 1995, and held at the end of such fiscal year, by the Named Executive Officers. No SARs were exercised during such fiscal year, and no SARs are held by any Named Executive Officer, because the Company does not have any plans providing for SARs.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING        VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                             AT FEBRUARY 28, 1995   AT FEBRUARY 28, 1995
                                    SHARES                   --------------------   --------------------
                                  ACQUIRED ON      VALUE         EXERCISABLE/           EXERCISABLE/
NAME                               EXERCISE       REALIZED      UNEXERCISABLE          UNEXERCISABLE
------------------------------  ---------------   --------   --------------------   --------------------
Stephen Savitsky..............        --             --               1,053,863  /  $        1,308,684  /
                                                                   1,133,407            $   651,090
David Savitsky................      --               --            1,018,863/           $ 1,246,839/
                                                                   1,133,407            $   651,090
Sharon E. Hamilton............      --               --               53,332/           $    69,131/
                                                                      86,668            $    52,769
Gary Tighe....................      20,000        $ 50,000            60,000/           $    78,700/
                                                                     160,000            $   110,700
Edward Teixeira...............      --               --               27,800/           $    38,757/
                                                                      65,000            $    33,825

EMPLOYMENT AGREEMENTS


    On June 1, 1987, the Company entered into a five year employment agreement with Stephen Savitsky under which Mr. Savitsky received an initial base salary (beginning in June 1987) of $200,000 per year, which base salary increases annually at the rate of ten percent plus any increase in the cost of living. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. For the fiscal year ended February 28, 1995, Mr. Savitsky received a base salary of $372,073. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment other than for his conviction for a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination. Mr. Savitsky is required to devote all of his business time to the affairs of the Company and his employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with the Company. After termination of his employment (other than by reason of his conviction of a felony), Mr. Savitsky will provide consulting services to the Company for a period of ten years at an annual salary of $50,000.


    The Company entered into an employment agreement, effective as of June 1, 1987, with David Savitsky on terms substantially similar to the employment agreement with Stephen Savitsky, except that his initial base salary was $110,000 per year. Under his employment agreement, Mr. Savitsky is required to devote all of his business time to the affairs of the Company. His base salary for the fiscal year ended February 28, 1995, was $269,999.

    As of May 15, 1993, the Company entered into a 47-month employment agreement with Gary Tighe under which Mr. Tighe receives a base salary of $128,532 per year, which base salary increases by 10% per annum each April 15. Mr. Tighe's salary for the fiscal year ended February 28, 1995, was $139,458. He also receives an automobile allowance of $6,000 per annum. The employment agreement obligates Mr. Tighe to devote all of his business time to the affairs of the Company and provides that during the term of his employment and for one year thereafter he will not compete with the Company. Upon a "change of control" of the Company and termination of Mr. Tighe's employment for any reason (other than for his conviction for a felony) within 12 months after such change of control, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.


    The Company entered into a two-year employment agreement with Edward Teixeira to serve as Senior Vice President, Franchising of a principal subsidiary of the Company until November 30, 1993. On July 26, 1993, that principal subsidiary of the Company entered into an agreement with Mr. Teixeira whereby he would continue to serve in such capacity for three additional years, until November 30, 1996. Under his employment agreement, Mr. Teixeira is obligated to devote his full business time to the affairs of the Company. Mr. Teixeira receives a base salary of $126,000 per year, which base salary increases by a minimum of 8% per annum. Mr. Teixeira's base salary for the fiscal year ended February 28, 1995, was $141,639. He also receives an automobile allowance of $6,600 per annum. Further, if within 90 days after a "change of control" Mr. Teixeira were terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to six months' salary. The employment agreement prevents Mr. Teixeira from competing with the Company for six months after his employment is terminated.

    As of May 1, 1993, a principal subsidiary of the Company entered into a three-year employment agreement with Sharon Hamilton. Ms. Hamilton's base salary for the fiscal year ended February 28, 1995, was $174,308. This agreement currently provides for the payment of a base salary to Ms. Hamilton at the annual rate of $186,000 for the remainder of the term ending May 1, 1996. Ms. Hamilton also receives an automobile allowance of $6,000 per year. In the event Ms. Hamilton is terminated other than for cause, she will then be entitled to receive her base salary payable in weekly installments for the remainder of the term expiring May 1, 1996. Upon a "change of control" and her resignation or the involuntary termination of her employment (other than for cause) within 12 months after such change of control, she will then be entitled to receive a lump sum severance payment equal to 12 months of her annual base salary then in effect. The employment agreement entitles Ms. Hamilton to receive 5% of the amount, if any, made available under the Teamwork Incentive Program for the 1994, 1995 and 1996 fiscal years of the Company. Under the Teamwork Incentive Program, the Company can award its officers and other corporate employees with cash payments if the Company achieves certain levels of profitability. The aggregate amount payable under the Teamwork Incentive Program for a fiscal year equals 10% of the amount by which the Company's income from continuing operations before income taxes (excluding extraordinary items) for that fiscal year exceeds a specified percentage determined by the Board of Directors for that fiscal year, subject to any limits on total payments during that fiscal year as established by the Board. Ms. Hamilton received $8,475 for fiscal 1995 under the Teamwork Incentive Program. The employment agreement obligates Ms. Hamilton to devote her full business time to the affairs of the Company and prevents her from competing with the Company during her employment or, if she resigns or is terminated for cause, through May 1996.


    If a "change of control" were to occur prior to the next anniversary date of the respective employment agreements of Stephen Savitsky, David Savitsky, Gary Tighe, Edward Teixeira and Sharon Hamilton and such officers' employment relationship with the Company were to terminate for reasons triggering the severance payments noted above, then the Company would be obligated to make lump sum payments to them in the approximate amounts of $940,000, $683,000, $673,000, $76,000 and $186,000, respectively. The lump sum severance payments payable after the end of the calendar year or the anniversary dates of the respective employment agreements, as the case may be, would change as a result of changes in such individuals' compensation. The term "change of control" as used in the employment agreements with the Company's executive officers refers to an event in which a person, corporation, partnership, association or entity (i) acquires a majority of the Company's outstanding voting securities,
(ii) acquires securities of the Company bearing a majority of voting power with respect to election of directors of the Company, or (iii) acquires all or substantially all of the Company's assets.

COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

    GENERAL

    The Compensation and Stock Option Committee (hereinafter, the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, the Committee administers the Company's 1983 Incentive Stock Option Plan, 1986 Non-Qualified Stock Option Plan, 1993 Stock Option Plan, 1993 Employee Stock Purchase Plan, 1994 Performance-Based Stock Option Plan and Teamwork Incentive Program. The Committee currently consists of Bernard J. Firestone and Jonathan J. Halpert, each of whom is a non-employee director of the Company and a "disinterested director" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

    COMPENSATION PHILOSOPHY

    The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's business objectives and increase stockholder value. There are three major components of the Company's compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid the Company in achieving both its short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

    The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to the Company. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

    The Committee evaluates the Company's performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share.

    During the Company's most recently completed fiscal year, the Company's revenues grew by 32% over fiscal 1994 to a record $325.1 million while income from operations improved 41% over fiscal 1994 to $4.73 million. Despite a nonrecurring gain of $.03 per share during fiscal 1994 and a 19% increase in the weighted average number of shares outstanding during fiscal 1995, the Company maintained its earnings per common share at $.20 per share, reflecting an 18% increase in earnings per share from operations during fiscal 1995 over fiscal 1994. The Committee also considers such qualitative performance criteria as the development of new business strategies and resources, and improvements in customer satisfaction and cost management. During fiscal 1995, the Company opened 28 new offices and improved the terms of its banking relationship. The Company experienced a significant 33% increase in its pre-tax operating margin to 2.52% in fiscal 1995 over its prior fiscal year. The Company also reduced long-term debt by 35% and increased stockholders' equity by 28% during fiscal 1995, leaving the Company with a debt to equity ratio of 17% at February 28, 1995, down from 34% at the end of fiscal 1994.

    The Committee believes that it competes for executives not only with the companies comprising the New Peer Group Index described below under the heading "Performance Graph" but also with numerous other companies in the home health care, supplemental staffing and temporary personnel industries that are actively seeking executives having the same type of skills and experience as the Company's executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by the Company to its executive officers and other key employees is above average, reflecting the Company's relative size and desire to retain its current employees.

    The Committee also considers other subjective factors bearing on the appropriate compensation for each of its executive officers and other key employees, such as the length of an employee's service with the Company, which the Committee believes enhance the value of the employee to the Company. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of the Company's business plan. Where appropriate, the Committee will consider the performance of specific divisions or departments of the Company for which the employee has direct supervisory responsibility.

    When the Company identifies a talented executive, it seeks to secure his or her employment for a long term. For this reason, the Company has entered into employment contracts with its executive officers, each of which provides for a specified base salary. The existence of these employment agreements establishes certain minimum salary and benefit levels for each covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

    The particular components of executive compensation employed by the Company are discussed in greater detail below.

    SALARIES

    Base salaries for the Company's executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by the Company should be maintained at levels at least competitive with those offered by companies with which the Company competes for executive talent in order to attract and retain executive officers and other key employees of the caliber that the Company desires.

    The base salaries for the Company's executive officers and other key employees are reflected in the employment agreements negotiated by the Company with each such employee and are accordingly subject to formal review only at the time each such contract is entered into or renewed. No such contract was entered into or renewed during the Company's most recently completed fiscal year.

    ANNUAL BONUSES AND INCENTIVE COMPENSATION

    The payment of bonuses and other incentive compensation is an important motivating factor in recognizing an executive's performance each year. For this reason, the Company adopted a Teamwork Incentive Program commencing with the Company's 1993 fiscal year to award its officers, including executive officers, and other corporate employees with cash payments if the Company achieves certain levels of profitability. Annual payments are made under the Teamwork Incentive Program in an aggregate amount equal to 10% of the amount by which income from continuing operations before income taxes (excluding extraordinary items) for a fiscal year exceeds a specified percentage of the Company's revenues, as determined by the Board of Directors. For the fiscal year ended February 28, 1995, and for the fiscal year ending February 29, 1996, such percentage was and will be 2%. Any amounts distributed to executive officers of the Company under the Program are determined by the Committee. In determining the allocation of the annual payments under the Program, including those to executive officers, and subject to the right of Sharon Hamilton under her employment agreement to receive 5% of any payments made under such Program, the Committee considers the same factors as it considers in setting base salaries. For fiscal 1995, an aggregate of approximately $169,500 was available for the payment of bonuses under the terms of the Teamwork Incentive Program. From this amount and in addition to the bonus awarded to Stephen Savitsky (described below), the Committee awarded bonuses to David Savitsky, Sharon Hamilton, Gary Tighe and Edward Teixeira of $16,950; $8,475; $8,475; and $5,085, respectively, in recognition of their efforts which resulted in the Company's meeting its performance goals under the Teamwork Incentive Program.

    STOCK OPTION PLANS

    To promote the long-term objectives of the Company and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of the Company. We believe that the executive officers should benefit together with stockholders as the Company's stock increases in value. Stock options focus the executives' efforts on managing the Company from the perspective of an owner with an equity stake in the business. Because the Company views stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

    In the fiscal year ended February 28, 1995, in addition to the options granted to Stephen Savitsky (described below), the Committee awarded stock options under the 1994 Performance-Based Stock Option Plan to David Savitsky, Sharon Hamilton, Gary Tighe and Edward Teixeira to purchase 1,000,000 shares, 50,000 shares, 100,000 shares and 50,000 shares, respectively. It is the philosophy of the Committee that stock options should be awarded to executive officers of the Company to promote long-term interests between such individuals and the Company's stockholders and to assist in the retention of such individuals. The 1994 Performance-Based Stock Option Plan imposes a performance-based condition to exercisability on each option granted, making it particularly well-suited for these purposes. The options granted to the Company's key executive officers in fiscal 1995 under this Plan become exercisable over a four year period following the date of grant if and only if the Company experiences certain specified increases in the price of its Common Stock, thus closely linking the interests of these key executive officers with those of the Company's stockholders. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect on the Company's earnings or cash flow, the Committee has generally relied much more on the granting of stock options rather than the award of cash bonuses as a means of rewarding the Company's executive officers and other key employees.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Committee applies the same factors in considering Stephen Savitsky's compensation that it applies to the Company's other executive officers and key employees. Mr. Savitsky's five-year employment agreement establishes his annual minimum base salary, including the amount of his minimum annual salary adjustment (see "Executive Compensation and Other Information -- Employment Agreements"). The Committee may reduce this base salary only at the time a new agreement is negotiated, although the Committee does have the ability to award Mr. Savitsky additional base salary and to give the five year notice necessary to terminate the agreement. During the fiscal year ended February 28, 1995, the Committee neither gave notice of termination nor awarded Mr. Savitsky any additional base salary and he accordingly received a base salary of $372,073 under the terms of his employment agreement. During the last fiscal year, Mr. Savitsky's efforts contributed to the Company's 32% increase in revenues, 18% increase in earnings per share from operations, 33% increase in pre-tax operating margin and 28% increase in stockholders' equity over fiscal 1994. As Chief Executive Officer, Mr. Savitsky was responsible for overseeing the opening of 28 new offices and the renegotiation of the Company's banking relationship during fiscal 1995. In light of these accomplishments and the Company's success in meeting its goals under the Teamwork Incentive Program, the Committee awarded Mr. Savitsky a bonus of $16,950 under the Teamwork Incentive Program for the fiscal year ended February 28, 1995.

    With respect to long-term incentives, the Committee considers it important to link Mr. Savitsky's compensation closely to stockholder interests and for that reason the Committee approved the grant to him of 1,000,000 options under the 1994 Performance-Based Stock Option Plan during the fiscal year ended
February 28, 1995. These options will provide Mr. Savitsky with a strong incentive to work toward an increase in the price of the Company's Common Stock and, in light of the significant increase in the number of outstanding shares of the Company's Common Stock during fiscal 1995, will continue to provide Mr. Savitsky with a substantial interest in the Company. In approving the grant of these options to Mr. Savitsky, the Committee also applied the other compensation philosophy factors described above. As with the stock options granted to the other executive officers and key employees of the Company, the stock options granted to Mr. Savitsky were used in part to reward Mr. Savitsky without payment of a substantial cash bonus which the Committee might otherwise have favored.

                                          Compensation and Stock Option
                                          Committee

                                          Bernard J. Firestone
                                          Jonathan J. Halpert

PERFORMANCE GRAPH

    The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended February 28, 1995, with the cumulative return on the NASDAQ Market Index, a New Peer Group Index and an Old Peer Group Index, assuming investment of $100 in the Company's Common Stock, the NASDAQ Market Index, the New Peer Group Index and the Old Peer Group Index at closing stock prices on February 28, 1990. The New Peer Group selected by the Company consists of The Olsten Corporation, Uniforce Temporary Personnel, Inc., In Home Health Inc., Hooper Holmes Inc. and Hospital Staffing Services, Inc. The New Peer Group consists of a representative group of companies whose common stock has been publicly-traded during the five years ended February 28, 1995, and each of which, like the Company, engages in providing home health care and temporary personnel services. Last year, the Company's performance graph included Adia Services, Inc. and did not include In Home Health Inc., Hooper Holmes Inc. and Hospital Staffing Services, Inc. Adia Services, Inc. was unavailable for this year's Peer Group because it was acquired by a foreign corporation in January 1995 and its common stock was no longer actively traded on February 28, 1995. The Old Peer Group Index consists only of The Olsten Corporation and Uniforce Temporary Personnel, Inc., the two remaining companies from the peer group index used by the Company last year.

    The Performance Graph below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance.
                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, NEW PEER GROUP AND BROAD MARKET

                                                                    FISCAL YEAR ENDING
                                             ----------------------------------------------------------------
COMPANY                                        1990       1991       1992       1993       1994       1995
-------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Staff Builders, Inc........................        100      41.67     116.67     108.33     180.56     161.11
New Peer Group.............................        100     111.21     192.46     251.63     276.36     286.87
Broad Market...............................        100     104.75     115.76     115.95     147.74     141.05

The Broad Market Index Chosen was:
    NASDAQ Market Index

The New Peer Group is made up of the following Securities:
    Hooper Homes Inc
    Hospital Staffing Svcs
    In Home Health Inc
    Olsten CP
    Uniforce Temp Personnel

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, OLD PEER GROUP AND BROAD MARKET

                                                                    FISCAL YEAR ENDING
                                             ----------------------------------------------------------------
COMPANY                                        1990       1991       1992       1993       1994       1995
-------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Staff Builders, Inc........................        100      41.67     116.67     108.33     180.56     161.11
Old Peer Group.............................        100     104.79     178.39     264.79     301.18     326.84
Broad Market...............................        100     104.75     115.76     115.95     147.74     141.05

The Broad Market Index Chosen was:
    NASDAQ Market Index

The Old Peer Group is made up of the following Securities:

    Olsten CP
    Uniforce Temp Personnel

                              CERTAIN TRANSACTIONS

    Effective April 1, 1992, the Company approved the sale by CTR Management Corp. ("CTR") of a Staff Builders franchise for Nassau County, New York to Bayit Care Corp. ("BCC"). The shareholders, officers and directors of BCC are Stuart Savitsky, son of Stephen Savitsky, Chairman of the Board, President and Chief Executive Officer of the Company, Samuel Schreier, the son-in-law of Stephen Savitsky, and Julie Schreier, the daughter of Stephen Savitsky. The terms and conditions of the franchise agreement between the Company and BCC, entered into at the time of the sale, are substantially similar to those for other franchisees of the Company, including the term of ten years with a five year renewal option. In connection with the acquisition of its franchise, CTR purchased certain assets of an existing branch office of the Company for $911,000. The purchase price was evidenced by a promissory note, dated August 30, 1989. BCC purchased the franchise from CTR by assuming this promissory note which, at the time of BCC's purchase of the franchise, had an outstanding principal balance of $844,573 (the "BCC Note"). The terms of the BCC Note originally provided for repayment of the outstanding principal amount in 120 consecutive monthly installments of $7,038 each, commencing May 1, 1994, together with interest at 3% over the prime rate, payable monthly. Effective June 1, 1994, the BCC Note was amended and restated to (i) provide for the repayment of the outstanding principal amount over a fifteen (15) year period, and (ii) reduce the interest rate to the prime rate. The amended principal payment schedule requires fixed monthly principal payments of $3,500 each with all unpaid principal due at the end of the fifteen (15) year period or earlier upon the termination of the franchise agreement for such franchise. The BCC Note is secured by all of the franchisee's assets. The Company restructured the BCC Note because it found the additional monthly expense associated with the start of the principal repayment schedule in May 1994 to have a clear negative impact on the franchisee's ability to operate the franchise. As described in greater detail below, during the fiscal year ended February 28, 1995, the Company retained $61,790 from the amount otherwise due to BCC under the terms of its franchise agreement as interest payments on the BCC Note. The outstanding balance of the BCC Note was $813,073 at February 28, 1995.

    Effective August 23, 1993, Home Care Plus, Inc. ("Home Care") acquired a franchise from the Company for Bristol and Barnstable counties in Massachusetts. Mr. Edward Teixeira, Senior Vice President, Franchising of a principal subsidiary of the Company, and his wife, each owns 25% of the outstanding capital stock of Home Care. In purchasing the franchise, Home Care paid a $23,000 franchise fee, received a commitment to advance up to $75,000 for expenses from the Company, issued a $75,000 promissory note (the "Home Care Note") to the Company with respect to such advance, and entered into a franchise agreement with the Company. Interest on the Home Care Note is computed at 3% over the prime rate and is payable monthly beginning September 1, 1994. The principal amount is payable in 60 consecutive monthly installments of $1,250 each, beginning September 1, 1994. The terms and conditions of the franchise agreement between the Company and Home Care are substantially similar to those for other franchisees of the Company, including the term of ten years with a five year renewal option. During the fiscal year ended February 28, 1995, the Company retained $8,241 from the amount otherwise due Home Care under the terms of its franchise agreement as interest payments on the Home Care Note. The outstanding balance of the Home Care Note was $65,919 at February 28, 1995.


    Effective February 6, 1995, Home Care Plus Two, Inc. ("Home Care Two") acquired a franchise from the Company for Worcester, Hampden and Franklin counties in Massachusetts. Mr. Teixeira and his wife each own 25% of the outstanding capital stock of Home Care Two. In purchasing the franchise, Home Care Two committed to pay the Company a franchise fee of $29,500, payable in equal installments of $14,750 on February 6, 1995, and August 6, 1995. The terms and conditions of the franchise agreement between the Company and Home Care Two are substantially similar to those for other franchisees of the Company, including the term of ten years with a five year renewal option. The Home Care Two franchise has not yet commenced operations.



    Effective October 1, 1993, Partners Two Management Corp. ("Partners") acquired an existing franchise for Suffolk County, New York from an unaffiliated franchisee of the Company. Prior to

July 20, 1995, Ms. Sharon Hamilton, Executive Vice President, Health Care Operations of a principal subsidiary of the Company, owned 50% of the outstanding stock of Partners. Effective July 20, 1995, Ms. Cynthia Nye, Senior Vice President, Corporate Support of a principal subsidiary of the Company, acquired 9% of the outstanding stock of Partners, reducing Ms. Hamilton's interest to 45.5%. The terms and conditions of the franchise agreement between the Company and Partners are substantially similar to those for other franchisees of the Company, including the term of ten years with a five year renewal option. In connection with acquiring the franchise, Partners assumed the obligations owing under a promissory note (the "Partners Note") issued by the former franchisee to the Company, and entered into a franchise agreement with the Company. When originally issued by the former franchisee on December 31, 1988, the Partners Note was in the principal amount of $446,909.76. On the date of its assumption by Partners, the Partners Note had an outstanding principal balance of $300,000. The Partners Note bears interest at 2% over the prime rate of interest charged by Mellon Bank, N.A., and is payable monthly, in arrears, beginning on November 1, 1993. Principal is payable in 96 consecutive monthly installments of $3,125 each, beginning October 1, 1995. Ms. Sharon Hamilton and the owner of the other 45.5% interest in Partners have jointly and severally guaranteed payment of all amounts due under the Partners Note. As described in greater detail below, during the fiscal year ended February 28, 1995, the Company retained $28,063 from the amount otherwise due Partners under the terms of its franchise agreement as interest payments on the Partners Note. The outstanding balance of the Partners Note was $300,000 at February 28, 1995.


    Under the Company's franchise program, the Company processes and pays the payroll to the field employees who service clients and invoices the clients for such services. Each month the Company pays the franchisee 60% of the gross margin dollars (in general, the difference between the amount so invoiced and the payroll and related expenses for such field employees) from the franchisee's business for the prior month's activity. Franchisees are responsible for their general and administrative expenses, including office payroll. If the franchisee elects, the Company will process payment of the franchisee's office payroll and some or all of the franchisee's other administrative expenses, and withhold the amount so expended from the 60% gross margin otherwise due the franchisee. During the fiscal year ended February 28, 1995, the Company paid (i) BCC $114,467 under the terms of its franchise agreement, representing a 60% gross margin of $730,424 less $61,790 and $31,500 of interest and principal, respectively, withheld on the BCC Note and $522,667 withheld for administrative expenses; (ii) Home Care $430,317 under the terms of its franchise agreement, representing 60% gross margin of $509,977 less $8,241 and $8,706 of interest and principal, respectively, withheld on the Home Care Note and $62,713 withheld for administrative expenses; and (iii) Partners $1,035,811 under the terms of its franchise agreement, representing a 60% gross margin of $2,466,897 less $28,063 of interest withheld on the Partners Note and $1,403,023 withheld for administrative expenses.

    To a great extent, the success of the Company is dependent upon the success of its approximately 70 franchisees. In order to facilitate the acquisition of a franchise by a willing prospective franchisee, the Company will frequently accept a promissory note as consideration for the purchase from the Company of an existing branch location and will occasionally advance expenses to a franchisee. The Company's transactions with BCC, Home Care, Home Care Two and Partners described above are consistent with this business purpose and with accommodations granted to other, unaffiliated franchisees in the past.

    Messrs. Stephen Savitsky and David Savitsky are directors and each owns one-third of the capital stock of Offset House, Inc. ("Offset House"), a private printing company that on occasion provides services to the Company. For the fiscal year ended February 28, 1995, the Company paid approximately $284,478 for such services. The Company has also engaged Offset House during its 1996 fiscal year. The Company believes that the terms of such transactions are as favorable as the Company would have received in arm's length transactions with an unaffiliated party.

    Mr. Donald Meyers, a director of the Company, is also the President and sole director and stockholder of RMR Health, a health care consulting firm. From time to time, the Company has engaged RMR Health to perform consulting services on the Company's behalf. For the fiscal year ended February 28, 1995, the Company paid RMR Health $26,750 in fees for such services. The Company has also engaged RMR Health during its 1996 fiscal year. The Company believes that the terms of such transactions are as favorable as the Company would have received in arm's length transactions with an unaffiliated party.

    Although the Company has no formal policy regarding transactions with affiliates, it does not intend to enter into a transaction with any affiliate on terms less favorable to the Company than those it would receive in an arm's length transaction with an unaffiliated party.

                             STOCKHOLDER PROPOSALS


    Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 1996 must submit the same in writing so as to be received at the executive offices of the Company on or before May 4, 1996. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.


                      SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has selected the firm of Deloitte & Touche, LLP as the independent certified public accountants to audit the accounts of the Company for the fiscal year ending February 28, 1996. A representative of Deloitte & Touche, LLP, which also audited the accounts of the Company for the fiscal year ended February 28, 1995, is expected to be present at the Annual Meeting, with an opportunity to make a statement, if he so desires, and to respond to appropriate questions at the meeting.


                           INCORPORATION BY REFERENCE



    The Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended February 28, 1995 and for the fiscal quarter ended May 31, 1995 contained in the Annual Report and the Quarterly Report have been incorporated by reference in this Proxy Statement. See "FINANCIAL STATEMENTS AND OTHER INFORMATION."


                                    GENERAL

    The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before this meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies by the persons voting them.

    The Company has retained Morrow & Company to perform certain services in connection with soliciting proxies for the meeting for a fee of $10,000 plus $3.50 per telephone call. Proxies may also be solicited by directors, officers and regular employees of the Company (who will not be specifically compensated for such services) by mail, telephone, telecopier or by personal solicitation. Brokerage houses and other custodians, nominees and fiduciaries will be required to forward proxies and proxy material to the beneficial owners of the Company's Common Stock, and the Company will reimburse them for their expenses.

    The Company estimates that it will incur total expenses of approximately $200,000 in connection with the Recapitalization. Such estimated expenses include $18,773 for filing fees, $15,000 for accounting fees, $100,000 for legal fees, $18,000 for solicitation expenses, $25,000 for printing costs and $23,227 for other expenses associated with the Recapitalization.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 28, 1995, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO MR. GARY TIGHE, STAFF BUILDERS, INC., 1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042.

    Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by them.

                                          By Order of the Board of Directors

                                          DAVID SAVITSKY
                                          SECRETARY


Dated: September 1, 1995

                                                                EXHIBIT A TO THE
                                                                 PROXY STATEMENT

                            PLAN OF RECAPITALIZATION

    PLAN OF RECAPITALIZATION, dated as of May 12, 1995, adopted by the Board of Directors of Staff Builders, Inc., a Delaware corporation (the "CORPORATION").

                                   ARTICLE I
                    THE RECAPITALIZATION AND RELATED MATTERS

    1.1.  THE RECAPITALIZATION.

    (a) Article FOURTH of the Restated Certificate of Incorporation of the Corporation authorizes the issuance of up to 50,000,000 shares of common stock, $.01 par value per share (the "EXISTING COMMON STOCK"), and 10,000 shares of preferred stock, $1.00 par value per share, and contains a time phased voting rights plan (the "VOTING RIGHTS PLAN"). Under the Voting Rights Plan, each holder of record of Existing Common Stock, except in certain situations, is entitled to ten votes for each share of Existing Common Stock that has been beneficially owned by the current beneficial owner for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such share) prior to the record date for a meeting of stockholders ("LONG-TERM SHARES"). Each holder of record of Existing Common Stock that has not been beneficially owned by the current beneficial owner for at least such a 48 consecutive calendar month period prior to the record date (with certain limited exceptions) is entitled to only one vote per share ("SHORT-TERM SHARES"). A holder may own both Long-Term Shares and Short-Term Shares, in which case he is entitled to ten votes for each Long-Term Share and one vote for each Short-Term Share. Except for the number of votes attached to each, Long-Term Shares and Short-Term Shares are identical in all respects and constitute a single class of stock.

    (b) Subject to the terms and conditions of this Plan of Recapitalization (the "PLAN"), at the Effective Time (as defined in Section 1.1(c)), the common stock of the Corporation shall be reclassified (the "RECAPITALIZATION") in accordance with Section 1.2 of this Plan and the provisions of the Delaware General Corporation Law (the "GCL") and exchanged in accordance with this
Article I for the New Shares (as defined in Section 1.3).

    (c) The Recapitalization shall become effective upon the filing of a certificate of amendment to the Corporation's Restated Certificate of Incorporation in the form of ANNEX 1 hereto with the Secretary of State of the State of Delaware (the "CERTIFICATE OF AMENDMENT") in accordance with the provisions of Section 242 of the GCL. The Certificate of Amendment shall be filed promptly following the approval of this Plan by the stockholders of the Corporation in accordance with the terms hereof. The date and time when the Recapitalization shall become effective is hereinafter referred to as the "EFFECTIVE TIME".

    1.2.  RECLASSIFICATION OF STOCK. At the Effective Time:

        (a) The Voting Rights Plan and the Existing Common Stock will be eliminated and the issuance of 50,000,000 shares of Class A Common Stock, $.01 par value per share (the "CLASS A COMMON STOCK"), and 1,450,000 shares of Class B Common Stock, $.01 par value per share (the "CLASS B COMMON STOCK"), will be authorized.


        (b) Each share of Existing Common Stock which is a Long-Term Share as of both August 28, 1995 (the "RECORD DATE") and the Effective Time (assuming for these purposes only that the Effective Time is a record date for a meeting of the Company's stockholders) will be reclassified, changed and converted automatically into one share of Class B Common Stock (the terms of which are set forth in the Certificate of Amendment) and each other share of Existing Common Stock will be reclassified, changed and converted automatically into one share of Class A Common Stock (the terms of which are set forth in the Certificate of Amendment).

    1.3.  EXCHANGE.

    (a) Promptly after the Effective Time, the American Stock Transfer and Trust Company (the "TRANSFER AGENT") will mail to each record holder of a stock certificate representing shares of Existing Common Stock outstanding immediately prior to the Effective Time instructions and transmittal materials for effecting the surrender of stock certificates representing shares of Existing Common Stock in exchange for replacement certificates representing the number of shares of Class A Common Stock and Class B Common Stock into which such shares of Existing Common Stock have been converted (the "NEW SHARES").

    (b) After receipt of the transmittal materials from the Transfer Agent, stockholders may complete and return such materials to the Transfer Agent along with the certificate or certificates representing their shares of Existing Common Stock. Upon delivery of such materials and certificates to the Transfer Agent, the stockholder will be entitled to receive a new stock certificate representing the same number of shares of Class A Common Stock or Class B Common Stock, as the case may be, as were represented by the certificate or certificates surrendered to the Transfer Agent. Until surrendered, each stock certificate will represent for all purposes the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, into which the shares represented by such certificate were converted at the Effective Time, as determined by the Transfer Agent's records.

    (c) If any new certificate representing shares of Class A Common Stock or Class B Common Stock is to be issued in a name or number of shares other than that in which or in respect of which the surrendered certificate is registered, it will be a condition to such issuance that the person requesting such issuance deliver to the Transfer Agent all documents necessary to evidence and effect such transfer (with signature guarantees) and pay to the Transfer Agent any transfer or other taxes required by reason thereof or establish to the Transfer Agent's satisfaction that such taxes have been paid or are not applicable.

    (d) In the event any certificate representing shares of Existing Common Stock has been lost, stolen or destroyed, the Transfer Agent will issue a new certificate representing the number and class of shares into which the shares represented by such certificate were converted pursuant to the Recapitalization upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed. As a condition precedent to such issuance, the Corporation may require a bond in such sum as the Corporation may direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate that is alleged to have been lost, stolen or destroyed.

    (e) In determining whether a record holder of Existing Common Stock on the Effective Time will be entitled to receive shares of Class A Common Stock or Class B Common Stock, the Board of Directors of the Corporation will apply the same principles which have been used in determining whether shares are Long-Term Shares or Short-Term Shares for purposes of voting on matters submitted to a vote by the stockholders. Shares held of record by a holder at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to both the Record Date and the Effective Time (assuming for these purposes only that the Effective Time is a record date for a meeting of the Company's stockholders) will be exchanged for an equal number of shares of Class B Common Stock, except that shares held of record on the Effective Time in "street" or "nominee" name will be presumed to be held for less than 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to both the Record Date and the Effective Time and, unless such presumption is rebutted as described below, exchanged for an equal number of shares of Class A Common Stock.

    (f) The transmittal materials delivered by the Transfer Agent to each record holder of Common Stock on the Effective Time will indicate the number of shares of Class A Common Stock and Class B Common Stock the holder is entitled to receive in the Recapitalization and will include the provisions established by the Board of Directors of the Corporation by which a stockholder may establish that he or she has been the beneficial owner of the shares to be exchanged in the Recapitalization for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to both the Record Date and the Effective Time (assuming for these purposes only that the Effective Time is a record date for a meeting of the Company's stockholders). If a stockholder wishes to assert that the transmittal materials overstate the number of shares of Class A Common Stock, and understate the number of shares of Class B Common Stock, entitled to be received by such stockholder in the Recapitalization, then on or before December 1, 1995, such stockholder must deliver to the general counsel of the Corporation the information required pursuant to the procedures to establish beneficial ownership of his or her shares for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to both the Record Date and the Effective Time (assuming for these purposes only that the Effective Time is a record date for a meeting of the Company's stockholders). If such information is not furnished to the Corporation's general counsel by December 1, 1995, then the allocation of the number of shares of Class A Common Stock and Class B Common Stock to be issued to such stockholder as set forth in the transmittal materials will be final and binding on the stockholder. If such information is furnished to the Corporation's general counsel prior to December 1, 1995, then the Board of Directors of the Corporation shall determine the proper allocation of the number of shares of Class A Common Stock and Class B Common Stock to be issued to such stockholder, which determination shall be final and binding.


    1.4.  CERTIFICATE OF INCORPORATION.

    (a) The Corporation's Restated Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time in the manner set forth in ANNEX 1 hereto and, as so amended, shall be the certificate of incorporation of the Corporation until thereafter amended as provided therein and in accordance with the GCL.

    (b) The Certificate of Amendment will authorize for issuance 1,450,000 shares of Class B Common Stock, which represents an estimate by the Board of Directors of the number of shares of Class B Common Stock to be issued in the Recapitalization. If a number of shares of Class B Common Stock other than 1,450,000 is required to be issued in the Recapitalization, then the Board of Directors shall be authorized to file a further amendment to the Corporation's Restated Certificate of Incorporation, in the form of ANNEX 2 hereto, to reflect the precise number of shares of Class B Common Stock to be issued in the Recapitalization.

    1.5. EFFECTIVE TIME. This Plan shall become effective on the later of (i) the day on which the last of the conditions set forth in Article III hereof is fulfilled or (subject to applicable law) waived, or (ii) such other date as the Board of Directors of the Corporation shall fix.

                                   ARTICLE II
                  ADDITIONAL ACTIONS OF THE CORPORATION UNDER
                         THIS PLAN OF RECAPITALIZATION

    2.1.  STOCK OPTIONS.

    (a) The Corporation shall take such actions as are necessary to permit each holder of an Option (as hereinafter defined), whether or not exercisable, to have such Option adjusted as provided in Section 2.1(b). The term "OPTION" means a right issued under any of the Corporation's stock option plans to purchase shares of Existing Common Stock.

    (b) Each Option will be adjusted so that upon exercise the holder will be entitled to acquire the number of shares of Class A Common Stock equal to the number of shares of Existing Common Stock such holder would have been entitled to acquire under the applicable stock option plan.

    2.2.  STOCK WARRANTS.

    (a) The Corporation shall take such actions as are necessary to permit each holder of a Warrant (as hereinafter defined), to have such Warrant adjusted as provided in Section 2.2(b). The term "WARRANT" means a right granted under any of the Corporation's warrant agreements to purchase shares of Existing Common Stock.

    (b) Each Warrant will be adjusted so that upon exercise the holder will be entitled to acquire the number of shares of Class A Common Stock equal to the number of shares of Existing Common Stock such holder would have been entitled to acquire under the applicable warrant agreement.

    2.3. OTHER ACTIONS. The Corporation shall use its reasonable best efforts to take such other actions as it, in its sole discretion, deems necessary or advisable (including the amendment of any of the Corporation's existing employee benefit plans) in connection with the consummation of this Plan and the transactions contemplated hereby.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

    3.1.  CONDITIONS  PRECEDENT TO  CONSUMMATION OF THE  RECAPITALIZATION.   The
consummation of the Recapitalization is subject to the satisfaction or (subject to applicable law) waiver of each of the following conditions:

        (a)   APPROVAL OF  STOCKHOLDERS.   The  approval of  this Plan  and  all
    actions contemplated by this Plan that require the approval of the Corporation's stockholders shall have been obtained in accordance with the GCL and the Corporation's Restated Certificate of Incorporation. Further, such approval shall have been obtained from holders of a majority of the Long-Term Shares, voting as a class, and from holders of a majority of the Short-Term Shares, voting as a class.

        (b) RECEIPT OF LICENSES, PERMITS AND CONSENTS. The Corporation shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Corporation and its subsidiaries as are necessary for consummation of the Recapitalization have been obtained and are in full force and effect (other than those which, if not obtained, would not have a material adverse effect on (i) the Recapitalization, (ii) the financial condition, results of operations or businesses of the Corporation and its subsidiaries taken as a whole, or (iii) the continuation of the operations and businesses of the Corporation and its subsidiaries after the consummation of the Recapitalization).

        (c) LITIGATION. No action, proceeding or investigation shall have been instituted or threatened prior to the Effective Time before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this Plan or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of this Plan or the transactions contemplated hereby, and no restraining order or injunction issued by any court of competent jurisdiction shall be in effect prohibiting the consummation of this Plan or any of the transactions contemplated hereby.

        (d) ACTIONS AND PROCEEDINGS. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by, or incidental to, this Plan and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the

    Corporation, and such counsel shall have been furnished with certified copies of such corporate actions and proceedings and such other instruments and documents as such counsel shall have reasonably requested.

        (e) NASDAQ LISTING. The Class A Common Stock shall have been approved for listing, upon official notice of issuance, on the NASDAQ National Market.

                                   ARTICLE IV
                                 MISCELLANEOUS

    4.1. TERMINATION AND ABANDONMENT. This Plan may be terminated and the transactions contemplated hereby may be abandoned by the Board of Directors of the Corporation at any time prior to the filing of the Certificate of Amendment in accordance with Section 1.1(c), notwithstanding approval thereof by the stockholders of the Corporation.

    4.2. AMENDMENT AND MODIFICATION. Subject to applicable law, the provisions of this Plan (including the exhibits attached hereto) may be amended or waived in any respect by the Board of Directors of the Corporation at any time prior to the filing of the Certificate of Amendment in accordance with Section 1.1(c); PROVIDED that after the approval of this Plan by the stockholders of the Corporation, no such amendment or waiver shall, without the further approval of such stockholders, (x) modify the amendments to the Corporation's Restated Certificate of Incorporation attached as ANNEX 1 hereto (except as contemplated by the terms of ANNEX 2 with respect to the number of authorized shares), or (y) change the kind of New Shares to be delivered in respect of each share of Existing Common Stock pursuant to Sections 1.2(a) and 1.2(b). The good faith determination by the Board of Directors that an amendment to this Plan complies with this Section 4.2 shall be conclusive on all holders of shares of Existing Common Stock or shares of any series of preferred stock.

                                          By Order of the Board of Directors

                                          David Savitsky
                                          SECRETARY

                                                              ANNEX 1 TO
                                                        PLAN OF RECAPITALIZATION

                             AMENDMENT TO RESTATED
                          CERTIFICATE OF INCORPORATION
                           TO EFFECT RECAPITALIZATION

    Paragraphs (a) through (j) (and the introductory language thereto) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation are hereby amended to read as follows:

        FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 51,460,000, consisting of 50,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), 1,450,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock" and, collectively with Class A Common Stock, "Common Stock"), and 10,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Effective upon the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment of the Corporation's Restated Certificate of Incorporation (the "Effective Time"): (i) each outstanding share of common stock, par value $.01 per share ("Old Common Stock"), of the Corporation that was a Long-Term Share on the record date for the meeting of the stockholders of the Corporation at which this Certificate of Amendment was approved (the "Record Date") and continues to be a Long-Term Share at the Effective Time shall, without any action on the part of the holder thereof, be reclassified as, and converted into, one fully paid and nonassessable share of Class B Common Stock of the Corporation, and (ii) every other share of Old Common Stock of the Corporation outstanding or held in treasury shall, without any action on the part of the holder thereof, be reclassified as, and converted into, one fully paid and nonassessable share of Class A Common Stock of the Corporation. Following the initial issuance of shares of Class B Common Stock to effect the above described reclassification, the Corporation may only issue shares of the Class B Common Stock in the form of a distribution pursuant to a stock dividend on, or split-up or reverse split-up of, the shares of Class B Common Stock and only to the holders of the then outstanding shares of Class B Common Stock. At any time shares of the Class B Common Stock are outstanding, the Corporation may issue shares of Common Stock in the form of a distribution pursuant to a stock dividend on, or split-up or reverse split-up of, the shares of Common Stock only if such stock dividend, split-up or reverse split-up is made pro rata to the holders of the Class A Common Stock and Class B Common Stock solely in shares of their respective classes.

        The designations, powers, preferences and rights, and the qualifications and restrictions, of the Common Stock and the Preferred Stock are as follows:


        (a) Except as otherwise required by statute, as set forth in a resolution or resolutions of the Board of Directors as hereinafter provided, or as otherwise provided herein, the holders of shares of Common Stock of the Corporation shall (i) possess the exclusive right to vote for the election of directors and for all other corporate purposes, and (ii) vote together without regard to class. Except as otherwise required by the General Corporation Law of Delaware or as otherwise provided herein, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences and rights, including rights in liquidation and to dividends and distributions. With respect to any proposed amendment to the Restated Certificate of Incorporation of the Corporation that would increase or decrease the number of authorized shares of either Class A Common Stock or Class B Common Stock (other than any such amendment approved by the stockholders of the Corporation at the same meeting at which this Certificate of Amendment was approved), increase or decrease the par value of the shares of Class A Common Stock or Class B Common Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the Class adversely affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock voting together without regard to Class as hereinabove provided.

        (b) A holder of Class A Common Stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Class A Common Stock held of record by such holder as of the record date for such meeting.

        (c) A holder of Class B Common Stock shall be entitled to ten (10) votes on each matter submitted to a vote at a meeting of stockholders for each share of Class B Common Stock held of record by such holder as of the record date for such meeting; provided, however, that for purposes of any vote on a proposal submitted to stockholders solely under Article EIGHTH of the Restated Certificate of Incorporation of the Corporation and for purposes of any vote on a proposal to amend, alter or repeal such Article EIGHTH or Paragraph (a) or (d) of Article FIFTH, a holder of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such proposal.

        (d) Each share of Class B Common Stock may at any time be converted at the election of the holder thereof into one share of Class A Common Stock. Any holder of shares of Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Class B Common Stock to be converted to the agent for the registration of transfer of shares of Class B Common Stock at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation duly executed by such holder or his duly authorized attorney. The issuance of a certificate for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the shares of Class B Common Stock converted, the person requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of such transfer, or shall establish to the satisfaction of the transfer agent or the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock and the payment of any such tax, the Corporation will deliver or cause to be delivered, to the holder thereof, a certificate representing the number of shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Class B Common Stock shall cease at such time; and the person in whose name the certificate representing shares of Class A Common Stock is to be issued shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as may be issuable upon the conversion of such outstanding shares of Class B Common Stock; provided, however, that the Corporation may deliver shares of Class A Common Stock which are held in the treasury of the Corporation for shares of Class B Common Stock that are converted. If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon any national securities exchange or national automated quotation system on which the outstanding shares of Class A Common Stock may be listed or quoted at the time of such delivery. All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock will, upon issue, be fully paid and nonassessable.

        (e) No share of Class B Common Stock may be sold or otherwise transferred in any transaction that results in a change in the beneficial ownership of such share unless such transaction is an Exempt Transfer. Any attempted transfer of a share of Class B Common Stock in violation of this Paragraph (e) shall be treated as an irrevocable election by the holder thereof to convert such share to a share of Class A Common Stock pursuant to Paragraph (d) of this Article FOURTH.

        (f) For purposes of this Article FOURTH, "Exempt Transfer" shall mean the occurrence of any of the following events with respect to any share of the Old Common Stock or Class B Common Stock, as the case may be:

            1. The transfer of such share by gift; by devise, bequest or otherwise through the laws of inheritance or descent; or by a trustee to a trust beneficiary or beneficiaries under the terms of the trust; or

            2. The appointment of a successor trustee, guardian, committee of an incompetent, conservator or custodian with respect to such share; or

            3. The addition, withdrawal or demise of a beneficiary or beneficiaries of a trust under the terms of the trust and by reason of the birth, death, marriage or divorce of any natural person; the adoption of any natural person; the passage of a given period of time; the attainment by any natural person of a specific age; or the creation or termination of any guardianship or custodial arrangement; or

            4. The transfer of record or the transfer of a beneficial interest or interests in such share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred;

    provided, in each such case, that (i) the transferee or the transferor shall have provided to the Corporation, in accordance with the procedures established by the Board of Directors pursuant to Paragraph (i) of this Article FOURTH, satisfactory evidence that such change in beneficial ownership qualifies as an Exempt Transfer, and (ii) such change was not undertaken in order to circumvent the provisions or purposes of this Article FOURTH.

        (g) For purposes of this Article FOURTH, "Long-Term Share" shall mean any share of Old Common Stock which has had the same beneficial owner or owners for at least 48 consecutive calendar months (dating from the first day of the first full calendar month on or after the date the holder acquired beneficial ownership of such share) prior to the Record Date and prior to the Effective Time; subject, in the case of holders referred to in Paragraph (h) hereof, to the requirements set forth in such Paragraph.


        (h) Any share of the Old Common Stock held of record on the Record Date and at the Effective Time shall be presumed to be owned beneficially by the record holder and for the period shown by the stockholder records of the Corporation. Notwithstanding the preceding sentence of this Paragraph (h), any share of Old Common Stock held of record on the Record Date or the Effective Time in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee shall be presumed to have had the same beneficial owner for a period of less than 48 consecutive calendar months prior to both the Record Date and the Effective Time. These presumptions shall be rebuttable by presentation to the Corporation on or before December 1, 1995, in accordance with the procedures established by the Corporation as provided in Paragraph (i) hereof, of satisfactory evidence.

        (i) For purposes of this Article FOURTH, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Board of Directors or a transfer agent acting on behalf of the Board of Directors and any such determination shall be conclusive. In determining whether any share of Old Common Stock is a Long-Term Share on the Record Date and at the Effective Time for purposes of this Article FOURTH, the Board of Directors, or any transfer agent acting on behalf of the Board of Directors, will apply the same principles as those reflected in the written procedures theretofore adopted by the Board of Directors for the determination of the voting rights of the Old Common Stock as in effect immediately prior to the Record Date. The Board of Directors shall also establish written procedures from time to time to facilitate such determinations with respect to Exempt Transfers of the outstanding shares of Class B Common Stock. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted. The Board of Directors and any transfer agent shall be entitled to rely on information concerning beneficial ownership of the Old Common Stock and the Class B Common Stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Board of Directors nor any transfer agent shall be charged with any other information concerning the beneficial ownership of the Old Common Stock or the Class B Common Stock.

        (j) For purposes of this Article FOURTH, the terms "beneficial owner" and "beneficially owned" shall be defined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such act or rule), except as provided otherwise in this Article FOURTH.

                                                              ANNEX 2 TO
                                                        PLAN OF RECAPITALIZATION

                                  AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                              TO ADJUST NUMBER OF
                   AUTHORIZED SHARES OF CLASS B COMMON STOCK

    The first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read as follows:

        FOURTH:  The total number of shares of stock that the Corporation  shall
    have  authority to issue is           *,  consisting of 50,000,000 shares of
    Class A Common  Stock, par value  $.01 per share  ("Class A Common  Stock"),
            * shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock" and, collectively with Class A Common Stock, "Common Stock"), and 10,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

------------------------
* Appropriate figures will be inserted to reflect the actual number of shares of Class B Common Stock required to effect the Plan of Recapitalization.

                                                                EXHIBIT B TO THE
                                                                 PROXY STATEMENT

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Staff Builders, Inc.:

    We have audited the accompanying consolidated balance sheets of Staff Builders, Inc. and subsidiaries (the "Company") as of February 28, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended February 28, 1995. Our audits also included the financial statement schedule listed in the table of contents. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the companies at February 28, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended February 28, 1995 in conformity with generally accepted accounting principles. Also in our opinion, the financial statement schedule when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                             Deloitte & Touche, LLP

Jericho, New York
April 13, 1995

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                     FEBRUARY 28,
                                                                                                -----------------------
                                                                                      NOTES        1995         1994
                                                                                      -----     -----------  ----------
                                                        ASSETS

CURRENT ASSETS:
  Cash...........................................................................               $     4,508  $    7,330
  Accounts receivable, net of allowance for doubtful accounts of $1,750 and
   $1,400 at February 28, 1995 and 1994, respectively............................                    53,369      49,417
  Deferred income tax benefits...................................................       8             1,303       1,258
  Prepaid expenses and other current assets......................................       2             1,954       1,260
                                                                                                -----------  ----------
    Total current assets.........................................................                    61,134      59,265
FIXED ASSETS, net................................................................       4             5,726       3,208
INTANGIBLE ASSETS, net...........................................................       3            30,149      21,820
OTHER ASSETS.....................................................................      2,8            3,624       3,017
                                                                                                -----------  ----------
TOTAL............................................................................       7       $   100,633  $   87,310
                                                                                                -----------  ----------
                                                                                                -----------  ----------

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable...............................................................               $     9,654  $   10,069
  Accrued expenses...............................................................       5             8,103       5,923
  Accrued payroll................................................................                     8,605       5,661
  Accrued payroll related expenses...............................................       6            10,269       8,442
  Current portion of long-term liabilities.......................................       7             1,267         827
  Current income taxes payable...................................................       8             1,320       1,488
                                                                                                -----------  ----------
    Total current liabilities....................................................                    39,218      32,410
                                                                                                -----------  ----------
LONG-TERM LIABILITIES............................................................       7             9,064      13,924
                                                                                                -----------  ----------
COMMITMENTS AND CONTINGENCIES                                                           9
STOCKHOLDERS' EQUITY:                                                                 7,11
  Common stock -- $.01 par value; 50,000,000 shares authorized; 22,937,049 and
   20,919,219 shares issued at February 28, 1995 and 1994, respectively..........                       229         210
  Convertible preferred stock, 10,000 shares authorized; Class A -- $1.00 par
   value; 666 2/3 shares outstanding at February 28, 1995 and 1994...............                         1           1
  Additional paid-in capital.....................................................                    71,828      65,207
  Accumulated deficit............................................................                   (19,707)    (24,442)
                                                                                                -----------  ----------
    Total stockholders' equity...................................................                    52,351      40,976
                                                                                                -----------  ----------
TOTAL............................................................................               $   100,633  $   87,310
                                                                                                -----------  ----------
                                                                                                -----------  ----------

                 See notes to consolidated financial statements

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        YEARS ENDED FEBRUARY 28,
                                                                                  -------------------------------------
                                                                        NOTES        1995         1994         1993
                                                                        -----     -----------  -----------  -----------
REVENUES:
  Service revenues.................................................               $   324,013  $   245,357  $   197,791
  Sales of franchises and fees, net................................       2             1,098          725          836
                                                                                  -----------  -----------  -----------
    Total revenues.................................................                   325,111      246,082      198,627
                                                                                  -----------  -----------  -----------
COSTS AND EXPENSES:
  Operating costs..................................................                   201,365      152,824      128,331
  General and administrative expenses..............................                   111,462       83,682       62,075
  Provision for doubtful accounts..................................                     2,431        2,400        2,352
  Amortization of intangible assets................................                     1,237          884          775
  Interest expense.................................................                     1,237        2,189        2,244
  Interest income and other........................................                      (818)        (569)        (935)
                                                                                  -----------  -----------  -----------
    Total costs and expenses.......................................                   316,914      241,410      194,842
                                                                                  -----------  -----------  -----------
INCOME BEFORE INCOME TAXES.........................................                     8,197        4,672        3,785
PROVISION FOR INCOME TAXES.........................................       8             3,462        1,308        1,211
                                                                                  -----------  -----------  -----------
NET INCOME.........................................................               $     4,735  $     3,364  $     2,574
                                                                                  -----------  -----------  -----------
                                                                                  -----------  -----------  -----------
INCOME APPLICABLE TO COMMON STOCKHOLDERS:
NET INCOME.........................................................               $     4,735  $     3,364  $     2,574
                                                                                  -----------  -----------  -----------
                                                                                  -----------  -----------  -----------
Add net discount (deduct dividends) on Class B Preferred Stock.....      10           --               590         (400)
                                                                                  -----------  -----------  -----------
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS.......................               $     4,735  $     3,954  $     2,174
                                                                                  -----------  -----------  -----------
                                                                                  -----------  -----------  -----------
SHARE INFORMATION:
  Primary earnings per share.......................................      12       $       .20  $       .20  $       .14
                                                                                  -----------  -----------  -----------
                                                                                  -----------  -----------  -----------
  Fully diluted earnings per share.................................      12       $       .20  $       .20  $       .13
                                                                                  -----------  -----------  -----------
                                                                                  -----------  -----------  -----------

                 See notes to consolidated financial statements

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  CONVERTIBLE
                                                                                   PREFERRED    ADDITIONAL
                                                                         COMMON     STOCK,       PAID-IN     ACCUMULATED   TREASURY
                                                        NOTES    TOTAL   STOCK      CLASS A      CAPITAL       DEFICIT      STOCK
                                                        -----   -------  ------   -----------   ----------   -----------   --------
Balances, March 1, 1992 (15,709,235 common shares
 issued)..............................................          $20,909   $157        $1         $51,403      $(30,570)      $(82)
Issuance of 13,155 additional common shares in
 connection with a 1987 acquisition...................            --      --
Issuance of 86,346 common shares in connection with
 exercise of stock options............................   11         158      1                       157
Dividends on Redeemable Class B Preferred Stock.......   10        (400)                                          (400)
Net Income............................................            2,574                                          2,574
                                                                                      --
                                                                -------  ------                 ----------   -----------      ---
Balances, February 28, 1993 (15,808,736 common shares
 issued)..............................................           23,241    158         1          51,560       (28,396)       (82)
Issuance of 1,076 additional common shares in
 connection with a 1987 acquisition...................            --      --
Issuance of 60,500 common shares in connection with
 exercise of stock options............................   11         129      1                       128
Discount, net of accrued dividends, on Redeemable
 Class B Preferred Stock..............................   10         590                                            590
Issuance of 5,060,000 common shares in connection with
 the call for redemption of stock warrants............   11      13,652     51                    13,601
Retirement of 11,093 shares of treasury stock.........            --                                 (82)                      82
Net Income............................................            3,364                                          3,364
                                                                                      --
                                                                -------  ------                 ----------   -----------      ---
Balances, February 28, 1994 (20,919,219 common shares
 issued)..............................................           40,976    210         1          65,207       (24,442)      --
Issuance of 600 additional common shares in connection
 with a 1987 acquisition..............................                    --                       --
Issuance of 35,450 common shares in connection with
 exercise of stock options............................   11          95   --                          95
Issuance of 250,000 common shares in connection with
 exercise of stock warrants...........................   11         502      2                       500
Issuance of 2,570,388 common shares in connection with
 acquisitions.........................................    3       8,482     26                     8,456
Issuance of 139,166 common shares in connection with
 the employee stock purchase plan.....................   11         397      1                       396
Purchase and retirement of 977,774 common shares......           (2,836)   (10)                   (2,826)
Net Income............................................            4,735                                          4,735
                                                                                      --
                                                                -------  ------                 ----------   -----------      ---
Balances, February 28, 1995 (22,937,049 common shares
 issued)..............................................          $52,351   $229        $1         $71,828      $(19,707)      $--
                                                                                      --
                                                                                      --
                                                                -------  ------                 ----------   -----------      ---
                                                                -------  ------                 ----------   -----------      ---

                 See notes to consolidated financial statements

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                         YEARS ENDED FEBRUARY 28,
                                                                                      -------------------------------
                                                                            NOTES       1995       1994       1993
                                                                            -----     ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income...........................................................               $   4,735  $   3,364  $   2,574
  Adjustments to reconcile net income to net cash provided by operations:
    Depreciation and amortization of fixed assets......................                   1,378      1,392      1,241
    Amortization of intangibles and other assets.......................                   1,237        884        775
    Amortization of rent escalation liability..........................           7         106       (167)       (92)
    Allowance for doubtful accounts....................................                     350        200        200
    Deferred income taxes..............................................           8         513     (1,611)      (897)
  Change in operating assets and liabilities:
    Accounts receivable................................................                  (1,300)    (8,011)    (5,876)
    Prepaid expenses and other current assets..........................                    (212)       912        207
    Accounts payable and accrued expenses..............................                   5,116      5,052      1,359
    Income taxes payable...............................................                    (398)       489        692
    Other assets.......................................................                    (595)       556        684
                                                                                      ---------  ---------  ---------
      Net cash provided by operating activities........................                  10,930      3,060        867
                                                                                      ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of businesses............................................           3      (3,956)    (1,025)      (150)
  Additions to fixed assets............................................                  (2,101)    (1,018)      (627)
  Proceeds from disposal of fixed assets...............................                       3         17         40
                                                                                      ---------  ---------  ---------
      Net cash used in investing activities............................                  (6,054)    (2,026)      (737)
                                                                                      ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Employee Stock Purchase Plan...........................          11         397     --         --
  Exercise of stock options............................................                      95        129        158
  Exercise of warrants.................................................          11         502     13,652     --
  Payment of Redeemable Class B Preferred Stock........................          10      --         (5,444)    --
  Purchase and retirement of common stock..............................                  (2,836)    --         --
  Borrowings under revolving line of credit............................           7      (5,094)     1,870        604
  Reduction of notes payable and other long-term liabilities...........           7        (762)    (4,090)      (856)
                                                                                      ---------  ---------  ---------
      Net cash provided by (used in) financing activities..............                  (7,698)     6,117        (94)
                                                                                      ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................                  (2,822)     7,151         36
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........................                   7,330        179        143
                                                                                      ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............................               $   4,508  $   7,330  $     179
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
SUPPLEMENTAL DATA:
  Cash paid for:
    Interest...........................................................               $     962  $   1,974  $   1,936
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
    Income taxes, net..................................................               $   2,846  $   2,485  $   1,206
                                                                                      ---------  ---------  ---------
Fixed assets purchased through capital lease agreements................               $   1,330  $     493  $     959
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Common stock issued for business acquisitions..........................               $   8,482  $  --      $  --
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

                 See notes to consolidated financial statements

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS

    Staff Builders, Inc. ("Staff Builders" or the "Company") is a national provider of home health care personnel and supplemental staffing to health care institutions.

    PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Staff Builders and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated. Certain prior period amounts have been reclassified to conform with the Fiscal 1995 presentation.

    A majority of the Company's service revenues are derived under a form of franchising where the Company licenses independent companies or contractors to represent the Company within a designated territory using the Company's trade names and service marks. These franchisees recruit direct service personnel and solicit orders and assign Company personnel including registered nurses, therapists and home health aides to service the Company's clients. The Company pays and distributes the payroll for the direct service personnel, administers all payroll withholdings and payments, bills the customers, receives and processes the accounts receivable. The franchisees are responsible for providing an office and paying related expenses for administration including rent, utilities and costs for administrative personnel.


    The Company owns all necessary health care-related permits and licenses and, where required, certificates of need for operation of franchise offices. The revenues generated by the franchise operations along with the related accounts receivable belong to the Company. These revenues and related direct costs are included in the Company's consolidated service revenues and operating costs.


    The Company pays a distribution or commission to the franchisees based on a defined formula of gross profit generated. For Fiscal 1995, 1994 and 1993, total franchisee distributions of approximately $56.9 million, $40.5 million, and $30.1 million, respectively, were included in the Company's general and administrative expenses.

    The Company has implemented its franchise program to permit it to quickly penetrate new markets and realize economies of scale. This program also enables the Company to maintain stable local management by reducing personnel turnover.

    CASH

    Cash includes certificates of deposit and commercial paper purchased with a maturity of less than three months.

    FIXED ASSETS

    Fixed assets, primarily consisting of office equipment, furniture and fixtures, leased equipment and leasehold improvements, are depreciated on a straight-line basis over the estimated useful lives of the assets or terms of the related lease, whichever is shorter. The estimated useful life of office equipment and furniture and fixtures is seven years and leasehold improvements and other equipment is five years.

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INTANGIBLE ASSETS

    The excess of the purchase price and related acquisition costs over the fair market value of the net assets of the businesses acquired is amortized on a straight-line basis over periods ranging from fifteen to forty years. Intangible assets also include customer lists, trademarks and noncompete agreements, which are amortized over a four to fifteen-year period on a straight-line basis. The accumulated amortization as of February 28, 1995 and 1994 was $6,532 and $5,342, respectively. Management evaluates the recoverability of intangible assets based on projections of future earnings, on an undiscounted basis, attributable to the assets acquired.

    REVENUE RECOGNITION FROM SALES AND LICENSING OF FRANCHISES

    Revenues generated from the sales and licensing of franchises and initial franchise fees are recognized when the Company has performed substantially all of its obligations under its franchise agreements and when collectibility of such amounts is reasonably assured. In circumstances where a reasonable basis does not exist for estimating collectibility of the proceeds of the sales of franchises and initial franchise fees, such proceeds are deferred and recognized as collections are made, utilizing the cost recovery method (see Note 2).

    INCOME TAXES

    Deferred income taxes result from timing differences between financial and income tax reporting which primarily include the deductibility of certain expenses in different periods for financial reporting and income tax purposes. The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes" during the fourth quarter of Fiscal 1993, effective March 1, 1992. The impact on the Company's financial statements of the adoption of SFAS 109 was not material (see Note 8).

2.  FRANCHISE OPERATIONS
    Prior to June 1990, the Company recorded revenues relating to the sale of certain assets, the sale of rights to establish and operate franchised businesses and initial franchise fees. The Company received notes and cash in connection with these franchise sales. The notes generally bear interest at the prevailing prime lending rate plus three percent and are generally payable over a term of ten years. The balance of these notes receivable at February 28, 1995 and 1994 amounted to $1,459 and $1,639, of which $138 and $173 are included in Prepaid Expenses and Other Current Assets and $1,321 and $1,466 are included in Other Assets, respectively.

    Subsequently, the Company generated certain franchise sales and licensing income for which the related notes receivable will be recognized as income as cash is collected or as it becomes evident that the franchisees have the ability to pay. These notes also generally bear interest at the prevailing prime lending rate plus three percent and are generally payable over a period of ten years. At February 28, 1995 and 1994, the outstanding notes amounted to $5,328 and $6,154, respectively, and are included in Other Assets, net of deferred income reflected as a valuation reserve for financial reporting purposes of $4,971 and $5,761, respectively. During Fiscal 1995 and 1994, $381 and $178, respectively, of these notes were collected and included in revenues. During Fiscal 1993, $588 of notes receivable previously deferred were recognized as income based on management's belief that the franchisees have the ability to pay.

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


2.  FRANCHISE OPERATIONS (CONTINUED)
    Sales of franchises and fees, net include $480, $498 and $71 of initial franchise fees for the years ended February 28, 1995, 1994 and 1993, respectively. The remaining amounts represent charges to franchisees for the use of Company assets including customer and employee lists. The Company has performed substantially all of its obligations as required under the terms of its franchise agreements.

    General and administrative expenses include reserves and write-offs of notes receivable from franchisees of $400 and $600 in Fiscal 1994 and 1993, respectively. There was no expense incurred in Fiscal 1995 related to reserves and write-offs of notes receivable.

    During Fiscal 1993, one of the franchisees was acquired by a corporation owned by a family member of one of the Company's officers. The purchase price for the franchise included the assumption of a note payable to the Company of $845 of which $813 remains outstanding at February 28, 1995. The note bears interest at three percent above the prevailing prime lending rate and matures in 2009.

    During Fiscal 1994, two of the Company's executive officers each acquired a portion of two franchises. In one transaction, the purchase price paid to the former franchisee included the assumption of a note payable to the Company of $300, under which principal payments are scheduled to begin on October 1, 1995. In the other transaction, the Company issued a $75 advance on expenses which is being repaid with interest at 3% over the prevailing prime lending rate, of which $66 remains outstanding at February 28, 1995.

3.  ACQUISITIONS
    On July 22, 1994, the Company acquired the stock of ATC Services Incorporated ("ATC"), an Atlanta, Georgia based provider of medical staffing services, for aggregate consideration of approximately $8.7 million which resulted in goodwill and intangibles of approximately $5.7 million. The consideration consisted of approximately 2.5 million shares of the Company's common stock and approximately $300 in related acquisition costs. In November 1994, ATC acquired certain assets and the operations of seven additional medical staffing locations for aggregate cash consideration of $800, which resulted in goodwill of approximately $700. These acquisitions were accounted for as purchase transactions.

    On July 2, 1993, the Company acquired the assets of the Albert Gallatin Visiting Nurse Association, Inc. and the stock of Albert Gallatin Services Corporation for aggregate consideration of approximately $1.9 million including cash paid of $493. This acquisition was accounted for as a purchase and resulted in goodwill of approximately $1.9 million.

    The results of operations of the acquired companies are included in the accompanying consolidated financial statements subsequent to their respective dates of acquisition. Revenues, net income and earnings per share, on an unaudited pro-forma basis for the year ended February 28, 1995, if the Fiscal 1995 acquisitions had occurred on March 1, 1994, would have approximated $343 million, $4.9 million and $.19, respectively. Revenues, net income and earnings per share on an unaudited pro-forma basis for the year ended February 28, 1994, if the Fiscal 1995 and 1994 acquisitions had occurred on March 1, 1993, would have approximated $295 million, $3.7 million and $.17, respectively. Revenues, net income and earnings per share on an unaudited pro-forma basis for the year ended February 28, 1993, if the Fiscal 1995 and 1994 acquisitions had occurred on March 1, 1992, would have approximated $260 million, $2.8 million and $.13, respectively.

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


3.  ACQUISITIONS (CONTINUED)
    Additionally, the Company acquired certain assets, consisting primarily of employee and customer lists, of other home heath care providers in Fiscal 1995 and 1994 for aggregate consideration of approximately $3,147 and $712, respectively. The Fiscal 1995 consideration was paid in cash and the Fiscal 1994 consideration included $532 of cash and $180 of notes payable (see Note 7). These acquisitions consisted of seven and five separate health care entities in Fiscal 1995 and Fiscal 1994, respectively, and were accounted for as purchase transactions.

    In connection with the Fiscal 1995 and 1994 acquisitions, consideration paid was as follows:

                                                                      1995       1994
                                                                    ---------  ---------
Fair value of assets acquired.....................................  $   5,559  $   6,163
Liabilities assumed...............................................      1,603      5,138
                                                                    ---------  ---------
Total consideration for assets and stock..........................  $   3,956  $   1,025
                                                                    ---------  ---------
                                                                    ---------  ---------

4.  FIXED ASSETS
    Fixed assets consist of the following:

                                                                       FEBRUARY 28,
                                                                   --------------------
                                                                     1995       1994
                                                                   ---------  ---------
Equipment under capital leases (see Note 7)......................  $   3,147  $   3,928
Office equipment, furniture and fixtures.........................      6,293      3,579
Leasehold improvements...........................................        578        865
Land and building................................................        106         51
                                                                   ---------  ---------
Total, at cost...................................................     10,124      8,423
Less accumulated depreciation and amortization...................      4,398      5,215
                                                                   ---------  ---------
Fixed assets, net................................................  $   5,726  $   3,208
                                                                   ---------  ---------
                                                                   ---------  ---------

    During the year ended February 28, 1995, the Company wrote-off fully depreciated fixed assets of approximately $2.1 million.

5.  ACCRUED EXPENSES
    Accrued expenses include $5,460 and $3,468 at February 28, 1995 and 1994, respectively, of accrued franchise distributions. These amounts represent distributions earned by the franchisees based upon a percentage of the gross profit generated.

6.  ACCRUED PAYROLL RELATED EXPENSES
    Accrued payroll related expenses consist of the following:

                                                                       FEBRUARY 28,
                                                                   --------------------
                                                                     1995       1994
                                                                   ---------  ---------
Accrued insurance................................................  $   5,531  $   4,773
Accrued payroll taxes............................................      3,048      2,326
Other............................................................      1,690      1,343
                                                                   ---------  ---------
Total............................................................  $  10,269  $   8,442
                                                                   ---------  ---------
                                                                   ---------  ---------

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


7.  LONG-TERM LIABILITIES
    Long-term liabilities consist of the following:

                                                                      FEBRUARY 28,
                                                                  --------------------
                                                                    1995       1994
                                                                  ---------  ---------
Borrowings under a secured revolving line of credit (a).........  $   6,461  $  11,555
Obligations under capital leases (b)............................      2,290      1,824
Rent escalation liability (c)...................................        769        663
Notes payable in connection with acquisitions (d)...............        301        709
Other...........................................................        510     --
                                                                  ---------  ---------
Total...........................................................     10,331     14,751
Less current portion............................................      1,267        827
                                                                  ---------  ---------
Long-term liabilities (e).......................................  $   9,064  $  13,924
                                                                  ---------  ---------
                                                                  ---------  ---------

    (a) The Company has a secured credit facility which expires on July 31, 1997. The credit facility consists of a revolving line of credit and an acquisition line of credit, under which the Company can borrow up to an aggregate amount of $25 million.

    Amounts borrowed under the credit facility are collateralized by a pledge of all the stock of the Company's subsidiaries, by all accounts receivable and by liens on substantially all other assets of the Company and its subsidiaries. The agreement contains certain financial covenants which, among other things, (i) require the maintenance of a specified minimum defined level of working capital, effective net worth, net income, current ratio and the ratio of senior debt to effective net worth, (ii) limit the amount of capital expenditures, and (iii) prohibit the declaration or payment of cash dividends.

    The amount available for borrowing under the credit facility was approximately $13.8 million at February 28, 1995. The maximum amounts borrowed under the credit facility for the years ended February 28, 1995 and 1994 were $16.9 million and $17.0 million, respectively, and the average interest rates for the periods then ended were 7.53% and 8.25%, respectively.

    The Company is permitted to borrow up to 75% of eligible accounts receivable, up to the maximum amount of the credit facility less amounts outstanding under the acquisition line of credit. The acquisition line of credit provides for borrowings up to $7.5 million without collateral to finance acquisitions, provided that the sum of all borrowings do not exceed $25 million. Each amount borrowed under the acquisition line of credit is subject to the Bank's approval and must be repaid over twelve to forty-eight months as determined by the Bank, at one percent over prime. There have been no borrowings under the acquisition line of credit.

    For the period March 1, 1994 through September 30, 1994, funds were borrowed at the prevailing prime lending rate on the first $7.0 million of daily borrowings and at 2.25% over the prevailing prime rate for borrowings in excess of $7.0 million. Effective October 1, 1994, the Bank reduced the interest rate on borrowings under the revolving line of credit to the prevailing prime lending rate, such prime rate being 9.00% at February 28, 1995. A commitment fee on the unused portion of the credit facility is

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


7.  LONG-TERM LIABILITIES (CONTINUED)
payable at the rate of .375% per annum, which was reduced effective October 1994 from .5% per annum. Additionally, an annual collateral management fee of $75 is payable, which was reduced from $150 in August 1994.

    (b) At February 28, 1995, the Company had capital lease agreements for computers and other equipment through September 2002. The net carrying value of the assets under capital leases was approximately $2.5 million and $1.4 million at February 28, 1995 and 1994, respectively, and such amounts are included in Fixed Assets.

    (c) The Company entered into a new Corporate headquarters operating lease which requires scheduled rent increases from December 1994 through September 30, 2003. At February 28, 1995, the Company has a rent escalation liability of $769 resulting from accrued rent expense, which is recognized on a straight-line basis over the life of the lease, in excess of payments made.

    (d) In connection with acquisitions made in Fiscal 1994 and 1993, the Company issued notes payable aggregating $530, which bear interest at rates ranging from 7% to 8%. Such notes mature at dates through October 2003. During Fiscal 1995, payments of $89 were made on these notes and $319 was paid on notes related to acquisitions prior to Fiscal 1993.

    (e) Long-term liabilities maturing subsequent to February 28, 1995 are as follows:

                                                                     OBLIGATIONS
                                                                        UNDER
                                                                       CAPITAL      OTHER
YEARS ENDING FEBRUARY                                                  LEASES       DEBT       TOTAL
-------------------------------------------------------------------  -----------  ---------  ---------
1996...............................................................   $     978   $     463  $   1,441
1997...............................................................         802         135        937
1998...............................................................         574       6,589      7,163
1999...............................................................         262         133        395
2000...............................................................           9         142        151
Thereafter.........................................................          10         579        589
                                                                     -----------  ---------  ---------
                                                                          2,635       8,042     10,676
Less amount representing interest ($174 payable in Fiscal 1996)....         345      --            345
                                                                     -----------  ---------  ---------
  Total............................................................   $   2,290   $   8,042  $  10,331
                                                                     -----------  ---------  ---------
                                                                     -----------  ---------  ---------

8.  INCOME TAXES
    The provision for income taxes consists of the following:

                                                                              YEARS ENDED FEBRUARY 28,
                                                                           -------------------------------
                                                                             1995       1994       1993
                                                                           ---------  ---------  ---------
Current:
  Federal................................................................  $   2,208  $   2,221  $   1,749
  State..................................................................        741        698        359
Deferred.................................................................        513       (753)      (730)
Reduction of valuation allowance.........................................     --           (858)      (167)
                                                                           ---------  ---------  ---------
  Total..................................................................  $   3,462  $   1,308  $   1,211
                                                                           ---------  ---------  ---------
                                                                           ---------  ---------  ---------

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


8.  INCOME TAXES (CONTINUED)
    The deferred tax assets (liabilities) at February 28, 1995 and 1994 are comprised of the following:

                                                                                      FEBRUARY 28,
                                                                                  --------------------
                                                                                    1995       1994
                                                                                  ---------  ---------
Current:
  Allowance for doubtful accounts receivable....................................  $     453  $     303
  Nondeductible accruals........................................................        850        955
                                                                                  ---------  ---------
    Current.....................................................................      1,303      1,258
                                                                                  ---------  ---------
Non-Current:
  Revenue recognition...........................................................        261        354
  Accelerated depreciation......................................................        (84)       (13)
  Other assets..................................................................        (21)        12
                                                                                  ---------  ---------
    Non-current.................................................................        156        353
                                                                                  ---------  ---------
      Total.....................................................................  $   1,459  $   1,611
                                                                                  ---------  ---------
                                                                                  ---------  ---------

    The non-current deferred tax assets are included in Other Assets on the accompanying balance sheets.

    The following is a reconciliation of the effective income tax rate to the Federal statutory rate:

                                                                                  YEARS ENDED FEBRUARY 28,
                                                                            -------------------------------------
                                                                               1995         1994         1993
                                                                            -----------  -----------  -----------
Federal statutory rate....................................................       34.0%        34.0%        34.0%
State and local income taxes, net of Federal income tax benefit...........        6.9          7.5          7.0
Tax credits...............................................................       (0.1)        (0.2)        (1.0)
Goodwill amortization.....................................................        2.9          3.9          5.0
Reduction in valuation allowance on deferred tax assets...................      --           (18.4)        (4.4)
Reversal of prior year accrual............................................      --           --            (7.2)
Other.....................................................................       (1.5)         1.2         (1.4)
                                                                                ---        -----          ---
Effective rate............................................................       42.2%        28.0%        32.0%
                                                                                ---        -----          ---
                                                                                ---        -----          ---

9.  COMMITMENTS AND CONTINGENCIES
    Approximate minimum annual rental commitments for the remaining terms of the Company's noncancellable operating leases relating to office space and equipment rentals are as follows:

YEARS ENDING FEBRUARY
---------------------------------------------------------------------------------------------
 1996........................................................................................  $   2,969
  1997.......................................................................................      2,548
  1998.......................................................................................      1,839
  1999.......................................................................................      1,586
  2000.......................................................................................      1,348
  Thereafter.................................................................................      4,305
                                                                                               ---------
  Total......................................................................................  $  14,595
                                                                                               ---------
                                                                                               ---------

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


9.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Certain leases require additional payments based upon property tax and maintenance expense escalations.

    Aggregate rental expense for Fiscal 1995, 1994 and 1993 approximated $2,850, $2,605 and $2,545, respectively.

    The Company has entered into employment agreements with several key officers and personnel which require minimum aggregate payments of approximately $2,816, $2,516, $1,467, $953 and $1,048, over the next five fiscal years. During 1993, five-year employment agreements with two executives were amended to provide, in the event of their death, for the continued payment of their compensation to their beneficiaries for the duration of their agreements. Additionally, certain officers have entered into agreements which provide that in the event of change in control of, and the discontinuance of such employee's employment with Staff Builders, the Company will pay a lump sum amount of 2.99 times the average annual compensation paid to the employee during the five-year period immediately preceding the date of the discontinuance of employment.

    The Company is a guarantor of a mortgage in the amount of $603 as of February 28, 1995 through February 2005 arising from the sale of land and a building in June 1988.


    The Company is a defendant in several civil actions which are routine and incidental to its business. The Company purchases insurance in such amounts which management believes to be reasonable and prudent. In management's opinion, after consultation with legal counsel, settlement of these actions will not have a material adverse effect on the Company's consolidated financial position, liquidity or results of operations. Accrued expenses include $462 at February 28, 1995 which represents the estimated amount of liability claims payable. Such amount represents the deductible amounts for which the Company is liable net of payments by the Company's insurers which are probable of realization, estimated at $1,085.


10. REDEEMABLE CLASS B PREFERRED STOCK
    Pursuant to an agreement between the Company and the holders of the Class B Preferred Stock, the Company redeemed all of the outstanding shares of the Class B Preferred Stock. This redemption occurred upon the payment of $5,444 during the fourth quarter ended February 28, 1994. Such amount was net of a discount of $900. Income applicable to common stockholders for the year ended February 28, 1994 included the discount, less dividends accrued of $310.

11. STOCKHOLDERS' EQUITY

    COMMON STOCK -- VOTING RIGHTS

    A holder of Staff Builders common stock is entitled, except in certain circumstances, to ten votes for each share of common stock held by such person on the record date for a meeting of stockholders if such person has been the beneficial owner of such shares for a period of at least 48 consecutive calendar months. Holders of shares which do not meet such criteria, with certain limited exceptions, are entitled to one vote for each such share.

    STOCK OPTIONS

    During Fiscal 1994, the Company adopted a stock option plan (the "1993 Stock Option Plan") under which an aggregate of one million shares of common stock are reserved for issuance upon exercise of options thereunder. Options granted under this plan may be incentive stock options

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


11. STOCKHOLDERS' EQUITY (CONTINUED)
("ISO's") or non-qualified options ("NQSO's"). This plan replaces the 1986 Non-Qualified Plan ("1986 NQSO Plan") and the 1983 Incentive Stock Option Plan ("1983 ISO Plan") which terminated in 1993 except as to options then outstanding. Employees, officers, directors and consultants are eligible to participate in the plan. Options are granted at not less than the fair market value of the common stock at the date of grant.

    A total of 640,500 stock options were granted under the 1993 Stock Option Plan, at option prices ranging from $2.94 to $3.87, of which 635,500 remain outstanding at February 28, 1995.

    A summary of activity under the 1993 Stock Option Plan, the 1986 NQSO Plan and the 1983 ISO Plan is as follows:

                                                                                  OPTIONS
                                                                                FOR SHARES    PRICE PER SHARE
                                                                                -----------  -----------------
INCENTIVE STOCK OPTIONS
Options outstanding at March 1, 1992..........................................    1,155,506  $   1.75 to $2.27
Granted.......................................................................      563,500  $   2.88 to $3.00
Exercised.....................................................................      (56,546) $            1.75
                                                                                -----------
Options outstanding at February 28, 1993......................................    1,662,460  $   1.75 to $3.00
Granted.......................................................................      579,540  $   2.19 to $3.87
Exercised.....................................................................      (60,500) $   1.93 to $3.00
Terminated....................................................................      (45,550) $   2.19 to $3.00
                                                                                -----------
Options outstanding at February 28, 1994......................................    2,135,950  $   1.75 to $3.87
Granted.......................................................................       85,000  $   2.94 to $3.62
Exercised.....................................................................      (12,450) $   2.19 to $3.00
Terminated....................................................................      (23,800) $   2.19 to $3.69
                                                                                -----------
Options outstanding at February 28, 1995......................................    2,184,700  $   1.75 to $3.87
                                                                                -----------
                                                                                -----------
NON-QUALIFIED STOCK OPTIONS
Options outstanding at March 1, 1992..........................................    1,109,765  $   1.19 to $6.38
Exercised.....................................................................      (29,800) $   1.44 to $1.75
Terminated....................................................................      (52,300) $   1.19 to $5.88
                                                                                -----------
Options outstanding at February 28, 1993......................................    1,027,665  $   1.13 to $6.38
Granted.......................................................................      450,000  $   3.00 to $3.75
                                                                                -----------
Options outstanding at February 28, 1994......................................    1,477,665  $   1.31 to $6.38
Granted.......................................................................       25,500  $   3.03 to $3.75
Exercised.....................................................................      (23,000) $   1.31 to $1.75
                                                                                -----------
Options outstanding at February 28, 1995......................................    1,480,165  $   1.75 to $6.38
                                                                                -----------
                                                                                -----------

    Included in the outstanding options are 1,585,484 ISO's and 901,165 NQSO's which are exercisable at February 28, 1995. The remaining options to purchase 1,178,216 shares become exercisable at various dates through December 1998.

    During Fiscal 1995, the Company adopted a stock option plan (the "1994 Performance-Based Stock Option Plan") which provides for the issuance of up to 3,400,000 shares of its common stock.

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


11. STOCKHOLDERS' EQUITY (CONTINUED)
Executive officers of the Company and its wholly owned subsidiaries are eligible for grants. Performance-based stock options are granted for periods of up to ten years and the exercise price is equal to the average of the closing price of the common stock for the twenty consecutive trading days prior to the date on which the option is granted. Vesting of performance based options is during the first four years after the date of grant, and is dependent upon increases in the market price of the common stock.

    A total of 2,230,000 stock options were granted under the 1994 Performance-Based Stock Option Plan at an option price of $3.14. Options for 557,500 are currently exercisable through 2004 and the remaining 1,672,500 options may become exercisable prior to October 1998 based upon the market price of the Company's common stock.

    During Fiscal 1994, the Company adopted an Employee Stock Purchase Plan which provides for the issuance of up to one million shares of its common stock. The purchase price of the shares is the lesser of 90 percent of the fair market value at the enrollment date, as defined, or the exercise date. During Fiscal 1995, 139,166 shares were issued under this plan.

    STOCK WARRANTS

    In connection with a public sale of securities completed in February 1992, the Company sold warrants to purchase its common stock at $3.00 per share. During Fiscal 1994, the Company called for redemption of the outstanding public warrants ("Warrant Redemption"), which resulted in the issuance of 5,060,000 shares of common stock. As a result of the Warrant Redemption, the Company received net proceeds of $13.7 million.

    In connection with the Warrant Redemption, the Company issued to a financial advisor, for an aggregate of $200, warrants to purchase an additional 200,000 shares of the Company's common stock at $3.20 per share. These warrants are exercisable through December 31, 1995.

    In connection with the February 1992 public sale of securities, the Company sold to the underwriter and its designees, for an aggregate consideration of $200, warrants to purchase 200,000 units at an exercise price of $9.90 per unit. Each unit currently consists of four shares of common stock. The underwriter warrants are exercisable through January 31, 1997.

    During Fiscal 1992, the Company granted warrants for the purchase of 150,000 shares of its common stock at $1.12 per share and 250,000 shares at $2.08 per share to a financial public relations firm which expire in October 1996 and February 1997, respectively.

    In connection with the establishment of the Company's revolving line of credit, the Company issued warrants for the purchase of 250,000 shares of its common stock at $2.00 per share to a consulting firm. These warrants were exercised during Fiscal 1995.

    CONVERTIBLE PREFERRED STOCK, CLASS A

    Each issued and outstanding share of Convertible Preferred Stock, Class A, is entitled to a noncumulative dividend of $1.00, and has a preference on liquidation of $1.00. The holders of the Convertible Class A Preferred Stock do not have any voting rights except on matters concerning the substantive rights, privileges and preferences of the Class A Preferred Stock and on issues related to certain business combinations.

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


11. STOCKHOLDERS' EQUITY (CONTINUED)

    COMMON SHARES RESERVED

    The following represents common shares reserved and available for issuance, at February 28, 1995, for options granted and outstanding warrants and employee stock purchases:

                                                                                          AVAILABLE
                                                                                             FOR
                                                                             RESERVED     ISSUANCE
                                                                            -----------  -----------
1994 Performance-Based Stock Option Plan..................................    2,230,000    1,170,000
1993, 1986 and 1983 Stock Option Plans....................................    3,664,865      364,500
1993 Employee Stock Purchase Plan.........................................      --           860,834
Underwriter Unit Warrants.................................................      800,000      --
Other Warrants............................................................      600,000      --
Other.....................................................................       51,581      --
                                                                            -----------  -----------
    Total.................................................................    7,346,446    2,395,334
                                                                            -----------  -----------
                                                                            -----------  -----------

12. EARNINGS PER COMMON SHARE
    Primary and fully diluted earnings per common and common equivalent share were computed by dividing the earnings applicable to common stockholders, as adjusted for the dividends and discount on the Class B Preferred Stock (see Note
10), by the weighted average number of shares of common stock and common stock equivalents, principally dilutive stock options and warrants, outstanding during the period.

    The Fiscal 1995 and 1994 computations include the additional shares and the assumed savings of interest expense, net of income taxes, that would have occurred if all outstanding options and warrants were exercised.

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


12. EARNINGS PER COMMON SHARE (CONTINUED)
    The following table presents information necessary to calculate earnings per share for Fiscal 1995, 1994 and 1993 (in thousands):

                                                                                    YEARS ENDED FEBRUARY 28,
                                                                                 -------------------------------
                                                                                   1995       1994       1993
                                                                                 ---------  ---------  ---------
PRIMARY
  Shares outstanding:
    Weighted average outstanding...............................................     22,389     16,412     15,835
    Share equivalents..........................................................      1,684      5,763        238
                                                                                 ---------  ---------  ---------
    Adjusted outstanding.......................................................     24,073     22,175     16,073
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
  Adjusted net income applicable to common stockholders:
    Net income.................................................................  $   4,735  $   3,364  $   2,574
    Add net discount (deduct dividends) on Class B Preferred Stock (see Note
     10).......................................................................     --            590       (400)
                                                                                 ---------  ---------  ---------
    Net income applicable to common stockholders...............................      4,735      3,954      2,174
    Add interest savings, net of tax provision.................................     --            438     --
                                                                                 ---------  ---------  ---------
  Adjusted net income applicable to common stockholders........................  $   4,735  $   4,392  $   2,174
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
FULLY DILUTED
  Shares outstanding:
    Weighted average outstanding...............................................     22,389     16,412     15,835
    Share equivalents..........................................................      1,987      5,763        653
                                                                                 ---------  ---------  ---------
    Adjusted outstanding.......................................................     24,376     22,175     16,488
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
  Adjusted net income applicable to common stockholders:
    Net income.................................................................  $   4,735  $   3,364  $   2,574
    Add net discount (deduct dividends) on Class B Preferred Stock (see Note
     10).......................................................................     --            590       (400)
                                                                                 ---------  ---------  ---------
    Net income applicable to common stockholders...............................      4,735      3,954      2,174
    Add interest savings, net of tax provision.................................         25        373     --
                                                                                 ---------  ---------  ---------
  Adjusted net income applicable to common stockholders........................  $   4,760  $   4,327  $   2,174
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
        YEARS ENDED FEBRUARY 28, 1995 ("FISCAL 1995"), FEBRUARY 28, 1994
             ("FISCAL 1994"), AND FEBRUARY 28, 1993 ("FISCAL 1993")
   (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE AND FOR PER SHARE
                                    AMOUNTS)


13. UNAUDITED QUARTERLY FINANCIAL DATA
    Summarized unaudited quarterly financial data for Fiscal 1995 and 1994 are as follows (in thousands, except per share data):

                                                                                 QUARTERS ENDED
                                                               --------------------------------------------------
                                                                MAY 31,   AUGUST 31,   NOVEMBER 30,  FEBRUARY 28,
                                                                 1994        1994          1994          1995
                                                               ---------  -----------  ------------  ------------
Revenues.....................................................  $  72,577   $  76,038    $   85,085    $   91,411
Gross profit.................................................  $  26,725   $  30,134    $   32,325    $   34,562
Net Income...................................................  $     814   $   1,178    $    1,263    $    1,480
Income per common share:
  Primary....................................................  $     .04   $     .05    $      .05    $      .06
  Fully diluted..............................................  $     .04   $     .05    $      .05    $      .06
Weighted average number of common shares:
  Primary....................................................     23,103      23,708        25,042        24,463
  Fully diluted..............................................     23,123      23,804        26,244        25,936


                                                                                 QUARTERS ENDED
                                                               --------------------------------------------------
                                                                MAY 31,   AUGUST 31,   NOVEMBER 30,  FEBRUARY 28,
                                                                 1993        1993          1993          1994
                                                               ---------  -----------  ------------  ------------
Revenues.....................................................  $  54,740   $  59,698    $   64,473    $   67,171
Gross profit.................................................  $  20,371   $  22,590    $   24,501    $   25,796
Net Income...................................................  $     733   $     901    $    1,061    $      669
Income per common share:
  Primary....................................................  $     .04   $     .05    $      .06    $      .07
  Fully diluted..............................................  $     .04   $     .04    $      .06    $      .07
Weighted average number of common shares:
  Primary....................................................     16,481      17,134        18,827        21,747
  Fully diluted..............................................     16,716      18,943        18,827        21,747

    The quarterly earnings per share amounts were calculated on a discrete basis and therefore may not aggregate to the year to date earnings per share amounts.

    Income per common share for the fourth quarter ended February 28, 1994 includes $790 which represents a discount obtained through early retirement of the preferred stock issue, less dividends accrued during the period (see Note
10).

                                                                     SCHEDULE II

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                                     YEARS ENDED FEBRUARY 28,
                                                                                  -------------------------------
                                                                                    1995       1994       1993
                                                                                  ---------  ---------  ---------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  Balance, beginning of period..................................................  $   1,400  $   1,200  $   1,000
  Charged to costs and expenses.................................................      2,431      2,400      2,352
  Deductions....................................................................     (2,081)    (2,200)    (2,152)
                                                                                  ---------  ---------  ---------
  Balance, end of period........................................................  $   1,750  $   1,400  $   1,200
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
ACCUMULATED AMORTIZATION OF INTANGIBLE ASSETS:
  Balance, beginning of period..................................................  $   5,342  $   4,485  $   3,865
  Charged to costs and expenses.................................................      1,190        857        763
  Deductions....................................................................     --         --           (143)
                                                                                  ---------  ---------  ---------
  Balance, end of period........................................................  $   6,532  $   5,342  $   4,485
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
DEFERRED INCOME (NETTED AGAINST FRANCHISE NOTES RECEIVABLE):
  Balance, beginning of period..................................................  $   5,761  $   5,693  $   7,745
  Charged to notes receivable...................................................        402        390        700
  Deductions....................................................................     (1,192)      (322)    (2,752)
                                                                                  ---------  ---------  ---------
  Balance, end of period........................................................  $   4,971  $   5,761  $   5,693
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

                                                                EXHIBIT C TO THE
                                                                 PROXY STATEMENT

                              STAFF BUILDERS, INC.
                        PRO FORMA FINANCIAL INFORMATION
                                 (IN THOUSANDS)

    The accompanying financial information reflects the pro forma effect of the following acquisitions on the Company's results of operations for the year ended February 28, 1995. On July 22, 1994, the Company acquired the stock of ATC Services Incorporated ("ATC"), an Atlanta, Georgia based provider of medical staffing services, for aggregate consideration of approximately $8.7 million which resulted in goodwill and intangibles of approximately $5.7 million. The consideration consisted of approximately 2.5 million shares of the Company's common stock and approximately $300 in related acquisition costs. In November 1994, ATC acquired certain assets and the operations of seven additional medical staffing locations for aggregate consideration of approximately $800, which resulted in goodwill of approximately $700. These acquisitions were accounted for as purchase transactions.

    The results of operations of the acquired companies are included in the accompanying pro forma financial statements subsequent to their respective dates of acquisition under the historical results of operations. The pro forma adjustments reflect the effect on the historical results of operations as if the acquisitions were made as of March 1, 1994. Included in the pro forma adjustments is the additional amortization of goodwill and intangibles which would have been incurred as well as the additional number of shares of common stock which would have been outstanding in connection with the ATC acquisition.

                              STAFF BUILDERS, INC.
                        PRO-FORMA FINANCIAL INFORMATION
                      FOR THE YEAR ENDED FEBRUARY 28, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             HISTORICAL              PRO-FORMA
                                                              RESULTS                 RESULTS
                                                                OF       PRO-FORMA      OF
                                                             OPERATIONS ADJUSTMENTS  OPERATIONS
                                                             ---------  -----------  ---------
                                                                         (NOTE 1)
Revenues...................................................  $ 325,111   $  17,970   $ 343,081
                                                             ---------  -----------  ---------
Costs and Expenses:
Operating costs............................................    201,365      13,924     215,289
                                                             ---------  -----------  ---------
General and administrative expenses........................    111,462       3,545     115,007
Provision for doubtful accounts............................      2,431          19       2,450
Amortization of intangible assets..........................      1,237         129       1,366
Interest expense...........................................      1,237          51       1,288
Other (income) expense, net................................       (818)          0        (818)
                                                             ---------  -----------  ---------
    Total costs and expenses...............................    316,914      17,668     334,582
                                                             ---------  -----------  ---------
Income Before Income Taxes.................................      8,197         302       8,499
Provision for Income Taxes.................................      3,462         175       3,637
                                                             ---------  -----------  ---------
    Net Income.............................................  $   4,735   $     127   $   4,862
                                                             ---------  -----------  ---------
                                                             ---------  -----------  ---------
Weighted average number of common and common equivalent
 shares:
  Primary..................................................     24,073         997      25,070
  Fully diluted............................................     24,376         997      25,373
Income per common and common equivalent share:
  Primary..................................................      $0.20                   $0.19
  Fully diluted............................................      $0.20                   $0.19

             See notes to condensed pro forma financial information

                              STAFF BUILDERS, INC.

                        PRO FORMA FINANCIAL INFORMATION

               NOTES TO CONDENSED PRO FORMA FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

    NOTE 1 -- The pro forma adjustments include additional amortization expense and interest expense which would have been incurred if the acquisitions noted were made as of March 1, 1994 of $129 and $51, respectively. Included in the provision for income taxes is a pro forma provision of $190 for the year ended February 28, 1995 based upon pro forma earnings of the acquired companies offset by income tax benefits of $15 related to the additional amortization expense. There are no other pro forma adjustments required which would have a material effect on the pro forma financial position or results of operations.

    The Company issued 2,545 common shares to acquire ATC Services Incorporated on July 22, 1994. The number of shares used in the calculation of the pro forma per share data is based on the weighted average number of shares outstanding during the period, adjusted to give effect to shares assumed to be issued had the acquisition been made as of the beginning of the period.

    The pro forma income per common and common equivalent share is based upon net income applicable to common stockholders as reflected on the face of the historical consolidated statement of income, adjusted by the pro forma amounts to reflect the effect on the historical results of operations if the acquisitions were made as of March 1, 1994.

                                                                EXHIBIT D TO THE
                                                                 PROXY STATEMENT

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                MAY 31,     FEBRUARY 28,
                                                                 1995           1995
                                                              -----------   ------------
                                                              (UNAUDITED)
                                         ASSETS

Current Assets:
  Cash and cash equivalents.................................   $  4,746       $  4,508
  Accounts receivable, net of allowance for doubtful
   accounts of $1,800 at May 31, 1995 and $1,750 at February
   28, 1995.................................................     54,714         53,369
  Deferred income tax benefits..............................      1,313          1,303
  Prepaid expenses and other current assets.................      1,682          1,954
                                                              -----------   ------------
    Total current assets....................................     62,455         61,134
Fixed Assets, net of accumulated depreciation of $3,017 at
 May 31, 1995 and $4,398 at February 28, 1995...............      5,969          5,726
Intangible Assets, net of accumulated amortization of $5,908
 at May 31, 1995 and $6,532 at February 28, 1995............     30,183         30,149
Other Assets................................................      3,715          3,624
                                                              -----------   ------------
Total.......................................................   $102,322       $100,633
                                                              -----------   ------------
                                                              -----------   ------------

                                      LIABILITIES

Current Liabilities:
  Accounts payable and accrued expenses.....................   $ 17,563       $ 17,757
  Accrued payroll and related expenses......................     22,203         18,874
  Current portion of long-term liabilities..................      1,370          1,267
  Current income taxes payable..............................      1,065          1,320
                                                              -----------   ------------
    Total current liabilities...............................     42,201         39,218
                                                              -----------   ------------
Amount Due Under Secured Revolving Line of Credit...........      3,106          6,461
                                                              -----------   ------------
Other Long-Term Liabilities.................................      3,046          2,603
                                                              -----------   ------------

                                  STOCKHOLDERS' EQUITY

Common stock -- $.01 par value; 50,000,000 shares
 authorized; 23,438,925 and 22,937,049 shares issued at May
 31, 1995 and February 28, 1995, respectively...............        234            229
Convertible preferred stock, Class A; 666 2/3 shares
 outstanding................................................          1              1
Additional paid-in capital..................................     72,047         71,828
Accumulated deficit.........................................    (18,313)       (19,707)
                                                              -----------   ------------
    Total stockholders' equity..............................     53,969         52,351
                                                              -----------   ------------
Total.......................................................   $102,322       $100,633
                                                              -----------   ------------
                                                              -----------   ------------

           See notes to condensed consolidated financial statements.

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
            CONDENSED STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           THREE MONTHS ENDED
                                                                                                MAY 31,
                                                                                          --------------------
                                                                                            1995       1994
                                                                                          ---------  ---------
Revenues:
  Service revenues......................................................................  $  98,051  $  72,166
  Sales of franchises and fees, net.....................................................        375        411
                                                                                          ---------  ---------
    Total revenues......................................................................     98,426     72,577
                                                                                          ---------  ---------
Costs and Expenses:
  Operating costs.......................................................................     60,498     45,852
  General and administrative expenses...................................................     34,344     24,273
  Provision for doubtful accounts.......................................................        620        600
  Amortization of intangible assets.....................................................        397        263
  Interest expense......................................................................        276        420
  Other (income) expense, net...........................................................       (198)      (234)
                                                                                          ---------  ---------
    Total costs and expenses............................................................     95,937     71,174
                                                                                          ---------  ---------
Income Before Income Taxes..............................................................      2,489      1,403
Provision for Income Taxes..............................................................      1,095        589
                                                                                          ---------  ---------
Net Income..............................................................................  $   1,394  $     814
                                                                                          ---------  ---------
                                                                                          ---------  ---------
Income Applicable to Common Stockholders................................................  $   1,394  $     814
                                                                                          ---------  ---------
                                                                                          ---------  ---------
Weighted average number of common and common equivalent shares:
  Primary...............................................................................     25,222     23,103
                                                                                          ---------  ---------
                                                                                          ---------  ---------
  Fully diluted.........................................................................     25,239     23,123
                                                                                          ---------  ---------
                                                                                          ---------  ---------
Income per common and common equivalent share:
  Primary...............................................................................  $     .06  $     .04
                                                                                          ---------  ---------
                                                                                          ---------  ---------
  Fully diluted.........................................................................  $     .06  $     .04
                                                                                          ---------  ---------
                                                                                          ---------  ---------

           See notes to condensed consolidated financial statements.

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
          CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

                                                                                            THREE MONTHS ENDED
                                                                                                 MAY 31,
                                                                                           --------------------
                                                                                             1995       1994
                                                                                           ---------  ---------
                                                                                              (IN THOUSANDS)
Cash Flows from Operating Activities:
  Net Income.............................................................................  $   1,394  $     814
  Adjustments to reconcile net income to net cash provided by operations:
    Depreciation and amortization........................................................        870        535
    Allowance for doubtful accounts......................................................         50        100
    Deferred income taxes................................................................        (10)        67
    Rent escalation......................................................................        (20)       (46)
  Change in operating assets and liabilities:
    Accounts receivable..................................................................     (1,395)     4,898
    Prepaid expenses and other current assets............................................        272        348
    Accounts payable and accrued expenses................................................      3,376        241
    Income taxes payable.................................................................       (255)       (39)
    Other assets.........................................................................        (99)        52
                                                                                           ---------  ---------
      Net cash provided by operating activities..........................................      4,183      6,970
                                                                                           ---------  ---------
Cash Flows from Investing Activities:
  Acquisition of businesses..............................................................       (425)      (187)
  Additions to fixed assets..............................................................       (260)      (316)
                                                                                           ---------  ---------
      Net cash used in investing activities..............................................       (685)      (503)
                                                                                           ---------  ---------
Cash Flows from Financing Activities:
  Exercise of options and warrants.......................................................        224        101
  Decrease in borrowings under revolving line of credit..................................     (3,355)    (6,121)
  Reduction in other long-term liabilities...............................................       (129)      (478)
                                                                                           ---------  ---------
      Net cash used in financing activities..............................................     (3,260)    (6,498)
                                                                                           ---------  ---------
Net Increase (Decrease) in Cash and Cash Equivalents.....................................        238        (31)
Cash and Cash Equivalents, Beginning of Period...........................................      4,508      7,330
                                                                                           ---------  ---------
Cash and Cash Equivalents, End of Period.................................................  $   4,746  $   7,299
                                                                                           ---------  ---------
                                                                                           ---------  ---------
Supplemental Data:
  Cash paid for:
    Interest.............................................................................  $     275  $     355
                                                                                           ---------  ---------
                                                                                           ---------  ---------
    Income taxes, net....................................................................  $   1,384  $     594
                                                                                           ---------  ---------
                                                                                           ---------  ---------
  Common stock issued for acquisition....................................................  $  --      $      50
                                                                                           ---------  ---------
                                                                                           ---------  ---------

           See notes to condensed consolidated financial statements.

                     STAFF BUILDERS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

    1. FINANCIAL STATEMENTS -- In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal and recurring accruals) necessary to present fairly the financial position of the Company and its subsidiaries as of May 31, 1995 and February 28, 1995 and the results of operations and the cash flows for the three months ended May 31, 1995 and 1994. Certain prior period amounts have been reclassified to conform with the May 1995 presentation.

    The results for the three months ended May 31, 1995 and 1994 are not necessarily indicative of the results for an entire year. It is suggested that these condensed consolidated financial statements be read in conjunction with the Company's audited financial statements as of February 28, 1995 and for the year then ended.

    2. EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE -- Earnings per common and common equivalent share were computed by dividing the earnings applicable to common stockholders by the weighted average number of shares of common stock and common stock equivalents, principally dilutive stock options and warrants outstanding during the period.

    The shares used in computing primary earnings per common and common equivalent share were 25,222,302 shares and 23,102,963 shares for the three months ended May 31, 1995 and 1994, respectively. The shares used in computing fully diluted earnings per share were 25,239,164 and 23,123,237 for the three months ended May 31, 1995 and 1994, respectively.

    3. PROVISION FOR INCOME TAXES -- The provision for income taxes for the three months ended May 31, 1995 and 1994 is based upon the Company's estimated tax provision required for the full year.


    4. UNAUDITED QUARTERLY FINANCIAL DATA -- Summarized unaudited quarterly financial data for Fiscal 1995 and 1994, and the quarter ended May 31, 1995, are as follows (in thousands, except share data):



                                                                           QUARTERS ENDED
                                                    -------------------------------------------------------------
                                                     MAY 31,   AUGUST 31,   NOVEMBER 30,  FEBRUARY 28,   MAY 31,
                                                      1994        1994          1994          1995        1995
                                                    ---------  -----------  ------------  ------------  ---------
Revenues..........................................  $  72,577   $  76,038    $   85,085    $   91,411   $  98,426
Gross profit......................................  $  26,725   $  30,134    $   32,325    $   34,562   $  37,928
Net Income........................................  $     814   $   1,178    $    1,263    $    1,480   $   1,394
Income per common share:
  Primary.........................................       $.04        $.05          $.05          $.06        $.06
  Fully diluted...................................       $.04        $.05          $.05          $.06        $.06
Weighted average number of common shares:
  Primary.........................................     23,103      23,708        25,042        24,463      25,222
  Fully diluted...................................     23,123      23,804        26,244        25,936      25,239

                                                                                 QUARTERS ENDED
                                                               --------------------------------------------------
                                                                MAY 31,   AUGUST 31,   NOVEMBER 30,  FEBRUARY 28,
                                                                 1993        1993          1993          1994
                                                               ---------  -----------  ------------  ------------
Revenues.....................................................  $  54,740   $  59,698    $   64,473    $   67,171
Gross profit.................................................  $  20,371   $  22,590    $   24,501    $   25,796
Net Income...................................................  $     733   $     901    $    1,061    $      669
Income per common share:
  Primary....................................................       $.04        $.05          $.06          $.07
  Fully diluted..............................................       $.04        $.04          $.06          $.07
Weighted average number of common shares:
  Primary....................................................     16,481      17,134        18,827        21,747
  Fully diluted..............................................     16,716      18,943        18,827        21,747



    The quarterly earnings per share amounts were calculated on a discrete basis and therefore may not aggregate to the year to date earnings per share amounts.



    Income per common share for the fourth quarter ended February 28, 1994 includes $790 which represents a discount obtained through early retirement of the preferred stock issue, less dividends accrued during the period.

                              STAFF BUILDERS, INC.
                                      PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Stephen Savitsky and David Savitsky and each of them (with power of substitution) proxies of the undersigned to represent and vote, as designated below, all shares of common stock, par value $.01 per share ("Common Stock"), of Staff Builders, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on October 26, 1995 and at any adjournment thereof. Each holder of shares of Common Stock is entitled to ten votes for each share beneficially owned by the current beneficial owner for at least forty-eight consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to the Record Date for the Annual Meeting and one vote for each share not beneficially owned by the current beneficial owner for at least such period, as more fully described in the Proxy Statement accompanying this Proxy. The holders of ten vote shares and the holders of one vote shares will vote as separate classes with respect to the proposed Recapitalization, including the related amendments to the Company's Restated Certificate of Incorporation.

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.   Election of Class B Directors

     FOR BOTH NOMINEES   WITHHOLD AUTHORITY FOR BOTH NOMINEES

          / /                           / /

     Nominees for Class B Directors:    (1) Bernard J. Firestone
                                        (2) Donald Meyers

     For, except vote withheld for the following nominee:

     --------------------------------------------------------

2. Approval of the Plan of Recapitalization, including the related amendments to the Company's Restated Certificate of Incorporation.

                    FOR       AGAINST        ABSTAIN
                    / /         / /            / /


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" Items 1 and 2.

SIGNATURE(s)                                                     DATE
            --------------------------------------------------       ----------

IMPORTANT: Please date and sign as your name appears above and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, this proxy should be signed in the full corporation name by a duly authorized officer whose title is stated.